Exhibit 10.3

FIFTH AMENDMENT TO THE
364-DAY REVOLVING CREDIT AGREEMENT
among
FORD MOTOR COMPANY,
The Subsidiary Borrowers from Time to Time Parties Thereto,
The Several Lenders from Time to Time Parties Thereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
Dated as of June 23, 2022,
as Amended by the First Amendment dated as of October 26, 2022, as Amended by the Second Amendment dated as of April 26, 2023, as Amended by the Third Amendment dated as of April 22, 2024 and as Amended by the Fourth Amendment dated as of April 17, 2025

JPMorgan Chase Bank, N.A.,
as Bookrunner and Lead Arranger
Barclays Bank PLC, BNP Paribas Securities Corp., BOFA Securities, Inc., Citibank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Lloyds Bank Corporate Markets plc, Mizuho Bank, Ltd., Morgan Stanley MUFG Loan Partners LLC, RBC Capital Markets1, Societe Generale, Sumitomo Mitsui Banking Corporation, Wells Fargo Securities, LLC,
as Bookrunners and Lead Arrangers
Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Lloyds Bank Corporate Markets plc, Mizuho Bank, Ltd., Morgan Stanley MUFG Loan Partners LLC, RBC Capital Markets, Societe Generale, Sumitomo Mitsui Banking Corporation, Wells Fargo Bank, National Association,
as Co-Syndication Agents
1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates consistent with prior practice.

FIFTH AMENDMENT, dated as of April 15, 2026 (this “Amendment Agreement”) to the 364-Day Revolving Credit Agreement dated as of June 23, 2022, as amended as of April 26, 2023 and as further amended as of April 22, 2024 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as amended by this Amendment Agreement, the “Credit Agreement”) among Ford Motor Company (the “Company”), the Subsidiary Borrowers (as defined in the Existing Credit Agreement) from time to time party thereto, the several lenders and other parties from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Credit Agricole Corporate and Investment Bank, as Lead Sustainability Structuring Agent (the “Lead Sustainability Structuring Agent”), and J.P. Morgan Securities LLC, as Co-Sustainability Structuring Agent (the “Co-Sustainability Structuring Agent”). Unless otherwise defined herein, terms defined in the Existing Credit Agreement and used herein shall have the meanings given to them in the Existing Credit Agreement.
WHEREAS, the Company has requested an amendment to the Existing Credit Agreement pursuant to which (a) some or all of the existing Lenders will agree to (i) increase, decrease or maintain, as applicable, the amount of their existing Commitments and (ii) extend, to April 14, 2027, the maturity of their existing (or increased or decreased) Commitments, (b) certain financial institutions not currently Lenders will become Lenders with Commitments maturing on April 14, 2027 and (c) certain provisions of the Existing Credit Agreement will be amended; and
WHEREAS, in order to effect the foregoing, the Company and the other parties hereto desire to amend, as of the Amendment Effective Date (as defined in Section 4 below), the Existing Credit Agreement and to enter into certain other agreements set forth herein, in each case subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Amendment of the Existing Credit Agreement. Effective as of the Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:
(a)Effective as of the Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.
(b)Schedule 1.1A (Commitments) to the Existing Credit Agreement is hereby amended and restated in its entirety to reflect (i) the elections made by the Lenders party hereto that elect to (A) increase, decrease or maintain, as applicable, the amount of their existing Commitments and (B) extend the Revolving Termination Date in respect of their
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existing (or increased or decreased) Commitments (with respect to the Commitments so extended, each an “Extending Lender”, and collectively, the “Extending Lenders”) to April 14, 2027 and (ii) the addition of the additional financial institutions party hereto as new Lenders with new Commitments (each, a “New Lender”), in each case in the amounts set forth on such modified Schedule 1.1A (Commitments). Each Lender party hereto hereby authorizes the Administrative Agent to compile such modified Schedule 1.1A (Commitments) reflecting such elections, increases and decreases, and attach such modified Schedule 1.1A (Commitments) to the Credit Agreement.
(c)Schedule 1.1C (Pricing Grid) to the Existing Credit Agreement is hereby amended and restated in its entirety with Schedule 1.1C (Pricing Grid) hereto.
(d)Schedule 6.2 (Sustainability Performance Thresholds) and Exhibit G (Form of Sustainability Pricing Certificate) to the Existing Credit Agreement are hereby deleted in their entirety.
Except as set forth above, all schedules and exhibits to the Existing Credit Agreement, in the forms thereof in effect immediately prior to the Amendment Effective Date, will continue to be schedules and exhibits to the Credit Agreement.
Section 2. Waiver. Pursuant to Section 10.1(a) of the Existing Credit Agreement, the Company and the Required Lenders hereby waive Section 2.13(a) of the Credit Agreement to the extent necessary to permit the increases, decreases and extensions, on a non-pro-rata basis, of the Commitments of Extending Lenders contemplated by this Amendment Agreement set forth on Schedule 1.1A (Commitments) hereto.
Section 3. Representations and Warranties. To induce the Administrative Agent, the Lead Sustainability Structuring Agent and the Extending Lenders party hereto to enter into this Amendment Agreement, the Company (with respect to the representations and warranties in clauses (b) and (c) below) and each Current Loan Party (as defined below) (solely for itself, with respect to the representations and warranties in clause (a) below), hereby represents and warrants to the Administrative Agent, the Lead Sustainability Structuring Agent and such Extending Lenders that:
(a)(i) Each of the Company and each Subsidiary Borrower (each a “Current Loan Party”) has the requisite power and authority to execute, deliver and perform its obligations under this Amendment Agreement, has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment Agreement and has duly executed and delivered this Amendment Agreement and (ii) this Amendment Agreement constitutes a legal, valid and binding obligation of each Current Loan Party enforceable against such Current Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and
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general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(b)As of the Amendment Effective Date, after giving effect to the transactions contemplated by this Amendment Agreement, no Default or Event of Default has occurred and is continuing.
(c)Each of the representations and warranties set forth in the Loan Documents is true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).
Section 4. Effectiveness of this Amendment Agreement. The effectiveness of this Amendment Agreement is subject to the satisfaction of the following conditions precedent (the date on which all of such conditions shall first be satisfied, the “Amendment Effective Date”):
(a)The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of each Current Loan Party, the Lenders party hereto (which, collectively, constitute all Lenders under the Existing Credit Agreement), the Lead Sustainability Structuring Agent and the Administrative Agent.
(b)The Administrative Agent shall have received legal opinions, dated the Amendment Effective Date, of (i) Davis Polk & Wardwell LLP, New York counsel to the Company and (ii) an in house counsel of the Company serving as either the Secretary or an Assistant Secretary of the Company, in each case addressed to the Extending Lenders and the Administrative Agent as to matters previously agreed between the Company and the Administrative Agent.
(c)The Administrative Agent shall have received from the Company, for the account of and with respect to (i) each Extending Lender, a fee in an amount equal to [Redacted] of such Extending Lender’s (or its affiliates’) aggregate Commitments under the Credit Agreement on the Amendment Effective Date (the “Amended Commitments”) and (ii) each New Lender, a fee in an amount equal to [Redacted] of such New Lender’s aggregate Commitments under the Credit Agreement on the Amendment Effective Date.
(d)So long as reasonably requested in writing at least ten Business Days prior to the Amendment Effective Date, the Administrative Agent shall have received, at least three Business Days prior to the Amendment Effective Date, to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined below), a certification regarding beneficial ownership as required by the Beneficial Ownership
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Regulation. As used herein, the term “Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
Section 5. Effect of this Amendment Agreement.
(a)Except as expressly set forth herein or in the Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, which shall remain in full force and effect, except in each case as amended, restated, replaced and superseded hereby or by the Credit Agreement, or any instruments or other agreements executed as of the date hereof in connection herewith or therewith. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b)On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement. This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
Section 6. Governing Law. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 7. Costs and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment Agreement, including the reasonable fees, charges and disbursements of a single primary counsel for the Administrative Agent.
Section 8. Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart
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hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9. Headings. The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 10. Incorporation of Credit Agreement Provisions. The provisions of Sections 10.12 (Submission to Jurisdiction; Waivers) and 10.17 (Waiver of Jury Trial) of the Credit Agreement shall apply herein as if fully set forth herein, mutatis mutandis.
Section 11. Resignation of the Lead Sustainability Structuring Agent and the Co-Sustainability Structuring Agent. Each of the parties hereto agrees that immediately upon the occurrence of the Amendment Effective Date, (i) Credit Agricole Corporate and Investment Bank (“CACIB”) shall be deemed to have resigned as Lead Sustainability Structuring Agent and (ii) J.P. Morgan Securities LLC (“JPM Securities”) shall be deemed to have resigned as Co-Sustainability Structuring Agent, in each case, for all purposes under the Credit Agreement and the other Loan Documents, and each of CACIB and JPM Securities shall thereupon be relieved of all obligations arising from its role as Lead Sustainability Structuring Agent and Co-Sustainability Structuring Agent, respectively, thereunder. For the avoidance of doubt, as of the Amendment Effective Date, there shall be no Lead Sustainability Structuring Agent or Co-Sustainability Structuring Agent under the Credit Agreement or any other Loan Documents. Notwithstanding the foregoing or anything in the Credit Agreement to the contrary, each of the parties hereto acknowledge and agree that as set forth in Section 9.9 of the Existing Credit Agreement, the provisions of Section 9 of the Existing Credit Agreement shall continue to inure to the benefit of CACIB and JPM Securities (and each of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates) as to any actions taken or omitted to be taken while acting as Lead Sustainability Structuring Agent and Co-Sustainability Structuring Agent, respectively, under the Existing Credit Agreement, and it is understood and agreed that each of CACIB and JPM Securities shall retain all claims and rights to indemnification under the Credit Agreement and the other Loan Documents for acts, omissions, events or circumstances occurring or existing on or prior to the Amendment Effective Date in their capacity as the Lead Sustainability Structuring Agent and Co-Sustainability Structuring Agent, respectively, under the Existing Credit Agreement.
[Remainder of page intentionally blank]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective duly authorized officers or representatives as of the day and year first above written.

FORD MOTOR COMPANY
By:	/s/ David A. Webb
Name: David A. Webb
Title: Vice President, Treasurer

[Signature Page to Fifth Amendment]

FORD MOTOR CREDIT COMPANY LLC
By:	/s/ Jason C. Behnke
Name: Jason C. Behnke
Title: Vice President – Assistant Treasurer
[Signature Page to Fifth Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

[Signature Page to Fifth Amendment]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lead Sustainability Structuring Agent
By:	/s/ Jill Wong
Name: Jill Wong
Title: Director

By:	/s/ Felix Vasquez
Name: Felix Vasquez
Title: Director

[Signature Page to Fifth Amendment]

J.P. MORGAN SECURITIES LLC, as Co-Sustainability Structuring Agent
By:	/s/ Benjamin Middleberg
Name: Benjamin Middleberg
Title: Managing Director
[Signature Page to Fifth Amendment]

ANNEX I

AMENDMENTS TO CREDIT AGREEMENT

[See attached.]

364-DAY REVOLVING CREDIT AGREEMENT
among
FORD MOTOR COMPANY,
The Subsidiary Borrowers from Time to Time Parties Hereto,
The Several Lenders from Time to Time Parties Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
Dated as of June 23, 2022

JPMorgan Chase Bank, N.A.,
as Bookrunner and Lead Arranger
~~Banco Bradesco S.A.,~~ Barclays Bank PLC, BNP Paribas Securities Corp., BOFA Securities, Inc., Citibank, N.A., ~~Commerzbank AG, New York Branch,~~ Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Lloyds Bank Corporate Markets plc, Mizuho Bank, Ltd., Morgan Stanley MUFG Loan Partners LLC, RBC Capital Markets1, Societe Generale, Sumitomo Mitsui Banking Corporation, Wells Fargo Securities, LLC,
as Bookrunners and Lead Arrangers
~~Banco Bradesco S.A.,~~ Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A., ~~Commerzbank AG, New York Branch,~~ Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Lloyds Bank Corporate Markets plc, Mizuho Bank, Ltd., Morgan Stanley MUFG Loan Partners LLC, RBC Capital Markets, Societe Generale, Sumitomo Mitsui Banking Corporation, Wells Fargo Bank, National Association,
as Co-Syndication Agents
~~Credit Agricole Corporate and Investment Bank,~~
~~as Lead Sustainability Structuring Agent~~
~~J.P. Morgan Securities LLC,~~
~~as Co-Sustainability Structuring Agent~~

1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates consistent with prior practice.

Page
SECTION 1. DEFINITIONS    1
1.1    Defined Terms    1
1.2    Other Definitional Provisions    ~~24~~19
1.3    [Reserved].    ~~24~~20
1.4    Divisions    ~~24~~20
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS    ~~24~~20
2.1    Commitments    ~~24~~20
2.2    Procedure for Loan Borrowing    ~~25~~20
2.3    [Reserved].    ~~25~~21
2.4    Facility Fees, etc.    ~~25~~21
2.5    Termination, Reduction or Reallocation of Commitments    ~~25~~21
2.6    Optional Prepayments    ~~26~~21
2.7    Mandatory Prepayments    ~~26~~22
2.8    Conversion Options    ~~26~~22
2.9    [Reserved].    ~~26~~22
2.10    Interest Rates and Payment Dates    ~~26~~22
2.11    Computation of Interest and Fees    ~~27~~23
2.12    Inability to Determine Interest Rate; Illegality    ~~27~~23
2.13    Pro Rata Treatment and Payments; Evidence of Debt    ~~28~~24
2.14    Requirements of Law    ~~30~~26
2.15    Taxes    ~~31~~27
2.16    [Reserved].    ~~33~~29
2.17    Change of Applicable Lending Office    ~~33~~29
2.18    Replacement/Termination of Lenders    ~~34~~29
2.19    ~~Sustainability Adjustments~~[Reserved].    ~~34~~30
2.20    Term Loan Conversion; Repayment of Converted Term Loans.    ~~36~~30
2.21    Incremental Revolving Commitments.    ~~36~~31
SECTION 3. [RESERVED].    ~~37~~32
SECTION 4. REPRESENTATIONS AND WARRANTIES    ~~37~~32
4.1    Financial Condition    ~~37~~32
4.2    No Change    ~~37~~32
4.3    Existence    ~~37~~32
4.4    Power; Authorization; Enforceable Obligations    ~~37~~32
4.5    No Legal Bar    ~~38~~32
4.6    Litigation    ~~38~~32
4.7    No Default    ~~38~~33
4.8    Intellectual Property    ~~38~~33
4.9    Federal Regulations    ~~38~~33
4.10    ERISA    ~~38~~33
4.11    Investment Company Act; Other Regulations    ~~38~~33
i

(continued)
Page
4.12    Initial Subsidiary Guarantors    ~~38~~33
4.13    Sanctions    ~~38~~33
4.14    Environmental Laws    ~~39~~33
SECTION 5. CONDITIONS PRECEDENT    ~~39~~33
5.1    Conditions to Effectiveness    ~~39~~33
5.2    Conditions to Each Extension of Credit    ~~39~~34
SECTION 6. AFFIRMATIVE COVENANTS    ~~40~~35
6.1    Company Financial Statements    ~~40~~35
6.2    ~~Sustainability Reporting~~[Reserved]    ~~41~~36
6.3    Compliance Certificates    ~~41~~36
6.4    Maintenance of Business; Existence    ~~41~~36
6.5    Maintenance of Property; Insurance    ~~41~~36
6.6    Notices    ~~42~~36
6.7    New Guarantee    ~~42~~36
SECTION 7. NEGATIVE COVENANTS    ~~42~~37
7.1    Available Liquidity    ~~42~~37
7.2    Liens.    ~~42~~37
7.3    Asset Sale Restrictions    ~~42~~37
7.4    Fundamental Changes    ~~43~~37
7.5    Negative Pledge    ~~43~~37
7.6    Sales and Leasebacks    ~~44~~38
SECTION 8. EVENTS OF DEFAULT    ~~44~~39
SECTION 9. THE AGENTS    ~~46~~40
9.1    Appointment    ~~46~~40
9.2    Delegation of Duties    ~~46~~41
9.3    Exculpatory Provisions    ~~46~~41
9.4    Reliance by ~~Applicable Agents~~Administrative Agent    ~~47~~41
9.5    Notice of Default    ~~47~~42
9.6    Non-Reliance on Agents and Other Lenders    ~~47~~42
9.7    Indemnification    ~~48~~42
9.8    Agent in Its Individual Capacity    ~~48~~43
9.9    Successor Agent    ~~48~~43
9.10    Bookrunners, Lead Arrangers, Documentation Agents and
Syndication Agents    ~~49~~43
9.11    Certain ERISA Matters    ~~49~~43
9.12    Payments.    ~~50~~44
ii

(continued)
Page
SECTION 10. MISCELLANEOUS    ~~51~~46
10.1    Amendments and Waivers    ~~51~~46
10.2    Notices    ~~53~~47
10.3    No Waiver; Cumulative Remedies    ~~55~~49
10.4    Survival of Representations and Warranties    ~~55~~49
10.5    Payment of Expenses and Taxes    ~~55~~49
10.6    Successors and Assigns; Participations and Assignments    ~~56~~50
10.7    Adjustments; Set-off    ~~59~~53
10.8    Counterparts    ~~59~~53
10.9    Severability    ~~60~~54
10.10    Integration    ~~60~~54
10.11    GOVERNING LAW    ~~60~~54
10.12    Submission to Jurisdiction; Waivers    ~~60~~54
10.13    Judgment    ~~60~~54
10.14    Acknowledgements    ~~61~~55
10.15    Releases of Guarantees    ~~61~~55
10.16    Confidentiality    ~~61~~55
10.17    WAIVERS OF JURY TRIAL    ~~62~~56
10.18    USA Patriot Act    ~~62~~56
10.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~62~~56

iii

SCHEDULES:
1.1A    Commitments
1.1B    Principal Trade Names
1.1C    Pricing Grid
1.1D    Initial Subsidiary Guarantors
~~6.2    Sustainability Performance Thresholds~~
EXHIBITS:
A    Form of Assignment and Assumption
B    Form of Compliance Certificate
C    Form of Note
D    Form of New Guarantee
E-1    Form of Legal Opinion of Davis Polk &Wardwell LLP
E-2    Form of Legal Opinion of In-House Counsel
F    Form of Effective Date Certificate
~~G    Form of Sustainability Pricing Certificate~~
H    Form of Incremental Revolving Loan Activation Notice
I    Form of Joinder Agreement

364-DAY REVOLVING CREDIT AGREEMENT (this “Agreement”), dated as of June 23, 2022 (as further amended, restated, amended and restated, supplemented and otherwise modified from time to time) among FORD MOTOR COMPANY, a Delaware corporation (the “Company”), the Subsidiary Borrowers (as defined herein) from time to time parties hereto, the several banks and other financial institutions or entities from time to time parties hereto (the “Lenders”)~~,~~ and JPMORGAN CHASE BANK, N.A., as administrative agent~~, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lead Sustainability Structuring Agent, and J.P. MORGAN SECURITIES LLC, as Co-Sustainability Structuring Agent~~.
The parties hereto hereby agree as follows:
SECTION 1.    DEFINITIONS
1.1Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“2021 10-K”: as defined in Section 4.1.
“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) Daily Simple RFR applicable to such day (taking into account any RFR floor set forth in the definition of “Daily Simple RFR” ~~as well as the Credit Adjustment Spread~~) plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Daily Simple RFR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Daily Simple RFR, respectively.
“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
“Additional Subsidiary Guarantor”: each Domestic Subsidiary of the Company (other than any Excluded Subsidiary) (a) that has Consolidated Total Assets with a Net Book Value in excess of $500,000,000 and (b) with respect to which the Company or any Subsidiary Guarantor directly or indirectly owns 80% or more of the Capital Stock or Voting Stock of such Subsidiary and the remaining Capital Stock of which is not publicly held.
“Administrative Agent”: JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the aggregate amount of such Lender’s Commitments then in effect or, if the Commitments have expired or been terminated, the amount of such Lender’s Extensions of Credit then outstanding.
“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement”: as defined in the preamble hereto.

~~“Applicable Agent”: (i) with respect to sustainability related matters, the Sustainability Structuring Agents and (ii) otherwise, the Administrative Agent.~~
“Applicable Lending Office”: for any Lender, such Lender’s office, branch or affiliate designated for RFR Loans or ABR Loans, as applicable, as notified to the ~~Applicable~~Administrative Agent and the Company or as otherwise specified in the Assignment and Assumption pursuant to which such Lender became a party hereto, any of which offices may, subject to Section 2.17, be changed by such Lender upon 10 days’ prior written notice to the Administrative Agent and the Company.
“Applicable Margin”: the rate per annum set forth under the relevant column heading in the Pricing Grid. ~~For the avoidance of doubt, (i) the “Applicable Margin” for RFR Loans shall take into account any Credit Adjustment Spread set forth in the Pricing Grid and (ii) the “Applicable Margin” will be adjusted from time to time based on the Sustainability Margin Adjustment and the Bonus Sustainability Margin Adjustment, as applicable.~~
“Approved Fund”: as defined in Section 10.6(b).
“Assignee”: as defined in Section 10.6(b).
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit A.
“Attributable Debt”: as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the rate of 9.5% per annum) required to be paid by such person under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Available Commitment”: as to any Lender at any time, an amount equal to (a) such Lender’s Commitment then in effect minus (b) such Lender’s Extensions of Credit then outstanding.
“Available Liquidity”: as of any date of determination, the sum of (a) the Total Available Revolving Commitments (as defined in the Existing Credit Agreement) (including any unused commitment under this Agreement, the Supplemental RCF Credit Agreement, any Incremental Revolving Facility (as defined in the Existing Credit Agreement) or any Permitted Additional Senior Facility) plus (b) the Company’s consolidated total cash and cash equivalents and total marketable securities less FMCC’s total cash and cash equivalents and total marketable securities, in each case, as reported in the footnote to the Company’s financial statements labeled “Cash, Cash Equivalents, and Marketable Securities” set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC (excluding (i) such amounts held or owned by Foreign Subsidiaries and (ii) restricted cash).
“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an interest period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code”: the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
“Bankruptcy Law”: each of the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Benchmark”: initially, with respect to any RFR Loan, SOFR.
“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors applicable to such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all tenors applicable to such Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefitted Lender”: as defined in Section 10.7(a).
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
~~“Bonus Sustainability Margin Adjustment”: with respect to any calendar year, an additional negative [Redacted] will be added to the Sustainability Margin Adjustment if (a) the GHG Emissions as set forth in the Sustainability Pricing Certificate is equal to or less than the Overperformance Target for such calendar year and (b) the Carbon-Free Electricity as set forth in the Sustainability Pricing Certificate is equal to or greater than the Overperformance Target for such calendar year and (c) the Ford Europe CO2 Tailpipe Emissions as set forth in the Sustainability Pricing Certificate is equal to or less than the Overperformance Target for such calendar year.~~
“Borrowing Date”: any Business Day specified by the Company or any Subsidiary Borrower as a date on which the Company or such Subsidiary Borrower requests the Lenders to make Loans hereunder.
“Business Day”: any day other than a Saturday, Sunday or other day on which banks in New York City are permitted to close; provided, however, that when used in connection with an RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, excluding, for all purposes, any Indebtedness that is convertible into or exchangeable for any of the foregoing.
~~“Carbon-Free Electricity”: shall be equal to (a) the sum of the Global Manufacturing Facilities’ Carbon-Free Electricity Consumed (kWh) for a specific calendar year divided by (b) the sum of the Global Manufacturing Facilities’ total electricity consumed (kWh) for the same calendar year.~~
~~“Carbon-Free Electricity Applicable Margin Adjustment Amount”: with respect to Carbon-Free Electricity for any calendar year, (a) positive [Redacted] if the Carbon-Free Electricity as set forth in the Sustainability Pricing Certificate is less than the Neutral Threshold for such calendar year, (b)~~

~~[Redacted] if the Carbon-Free Electricity as set forth in the Sustainability Pricing Certificate is equal to or greater than the Neutral Threshold and is less than the Overperformance Target for such calendar year and (c) negative [Redacted] if the Carbon-Free Electricity as set forth in the Sustainability Pricing Certificate is equal to or greater than the Overperformance Target for such calendar year.~~
~~“Carbon-Free Electricity Consumed”: locally or regionally sourced electricity for which zero Scope 2 CO2e emissions are reported2– including, but not limited to, wind, solar, nuclear, geothermal, biomass or hydro power (and others as agreed from time to time with the Sustainability Structuring Agents) – consumed by Global Manufacturing Facilities, either directly, through the local distribution utility or in the form of electricity certificates, expressed in kilowatt hours (kWh).~~
~~“Carbon-Free Electricity Facility Fee Adjustment Amount”: with respect to Carbon-Free Electricity for any calendar year, (a) positive [Redacted] if the Carbon-Free Electricity as set forth in the Sustainability Pricing Certificate is less than the Neutral Threshold for such calendar year, (b) [Redacted] if the Carbon-Free Electricity as set forth in the Sustainability Pricing Certificate is equal to or greater than the Neutral Threshold and is less than the Overperformance Target for such calendar year and (c) negative [Redacted] if the Carbon-Free Electricity as set forth in the Sustainability Pricing Certificate is equal to or greater than the applicable Overperformance Target for such calendar year.~~
“Change in Tax Law”: as defined in Section 2.15(a).
“Change of Control”: the occurrence of either (a) more than 50% of the Voting Stock of the Company being held by a Person or Persons (other than Permitted Holders) who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company within the meaning of Section 13(d)(3) of the Exchange Act or (b) Continuing Directors ceasing to constitute at least a majority of the board of directors of the Company.
~~“Co-Sustainability Structuring Agent”: J.P. Morgan Securities LLC, as co-sustainability structuring agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.~~
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Commitment”: as to any Lender, the obligation of such Lender to make a Loan to the Company in a principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
“Commitment Period”: with respect to the Commitments, the period from and including the Effective Date to the Revolving Termination Date.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is part of a group that includes the Company and that is treated as a single employer under Section 414(b) or (c) of the Code.
~~2 In line with the GHG Protocol Scope 2 Guidance – from the power purchase agreement for procurement with an identifiable source or based on grid emission factors (e.g. eGRID within the US or IEA internationally) for grid power.~~

“Company”: as defined in the preamble hereto.
“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.
“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.
“Consolidated Company Excluding FMCC Total Assets”: at any date, the total assets of the Company and its consolidated Subsidiaries (excluding FMCC and its consolidated subsidiaries) as of the most recent consolidated financial statements of the Company delivered pursuant to Section 6.1.
“Consolidated Net Tangible Company Excluding FMCC Assets”: the sum of (a) the aggregate amount of the assets (less applicable reserves and other properly deductible items) of the Company and its consolidated Subsidiaries (excluding FMCC and its consolidated Subsidiaries) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, plus (b) the Company’s equity in the net assets of FMCC and its consolidated subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case as set forth in the most recent financial statements the Company and its consolidated Subsidiaries delivered pursuant to Section 6.1 prepared in accordance with GAAP.
“Consolidated Total Assets”: at any date, with respect to any Person, the amount set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet (or the equivalent) of such Person and its consolidated Subsidiaries.
“Continuing Director”: at any date, an individual (a) who is a member of the board of directors of the Company on the Effective Date, (b) who has been elected as a member of such board of directors with a majority of the total votes of Permitted Holders that were cast in such election voted in favor of such member or (c) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Converted Term Loan”: as defined in Section 2.20(a).
“Converted Term Loan Maturity Date”: means the first anniversary of the Revolving Termination Date.

“Daily Simple RFR” applicable to any day (an “RFR Interest Day”): an interest rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in Dollars, the greater of (i) SOFR in effect for the day (such day “i”) that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (ii) zero. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.
“Debt”: as defined in Section 7.5.
“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Lender”: at any time, a Lender (i) that has defaulted in its obligation to make Loans hereunder, (ii) that has, or the Parent Company of which has, notified the Administrative Agent or the Company, or has stated publicly, that it will not comply with any such funding obligation hereunder, (iii) that has, for three or more Business Days, failed to confirm in writing to the Company, in response to a written request of the Company after the Company has a reasonable basis to believe such Lender will not comply with its funding obligations hereunder, that it will comply with its funding obligations hereunder, (iv) with respect to which a Lender Insolvency Event has occurred and is continuing or (v) that has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.
“Disposition”: with respect to any property, any sale, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.
“Dollars” and “$”: the lawful money of the United States.
“Domestic Subsidiary”: any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied (or waived in accordance with Section 10.1), which date is June 23, 2022.

“Environmental Laws”: any and all foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating or imposing liability or standards of conduct concerning protection of human health, the environment or natural resources, as now or may at any time hereafter be in effect.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“European Fleet”: Passenger Vehicles first registered within the European Union countries subject to regulation by the European Union as well as Iceland and Norway in the corresponding calendar year.~~
“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act”: the Securities and Exchange Act of 1934, as amended.
“Excluded Subsidiary”: collectively (a) FMCC and each Subsidiary thereof, (b) Ford Motor Land Development Corporation, a Delaware corporation, and each Subsidiary thereof, (c) any Subsidiary that is prohibited by any applicable Requirement of Law from guaranteeing the Obligations, (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (e) subject to Section 6.7(c), any Subsidiary that is a bona fide joint venture and (f) any Foreign Subsidiary Holding Company.
“Existing Credit Agreement”: the Credit Agreement, dated as of December 15, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among the Company, the subsidiary borrowers from time to time parties thereto, the several banks and other financial institutions and entities from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, Banco Bradesco S.A., as Brazilian administrative agent, and JPMorgan Chase Bank, N.A., acting through its Hong Kong Branch, as RMB administrative agent.
“Existing Credit Agreement Closing Date”: December 15, 2006.
“Existing Credit Agreement Total Extensions of Credit”: the “Total Revolving Extensions of Credit” (or equivalent term) under, and as defined in, the Existing Credit Agreement, but excluding any Brazilian Revolving Extensions of Credit (as defined in the Existing Credit Agreement) under any Class (as defined in the Existing Credit Agreement) of Brazilian Revolving Commitments (as defined in the Existing Credit Agreement).
“Existing Credit Agreement Total Revolving Commitments”: the “Total Revolving Commitments” (or equivalent term) under, and as defined in, the Existing Credit Agreement, but excluding the Brazilian Revolving Commitments (as defined in the Existing Credit Agreement).
“Existing Notes”: the senior unsecured notes of the Company issued pursuant to the Existing Notes Indentures.

“Existing Notes Indentures”: collectively, (a) the Indenture, dated as of February 15, 1992, between the Company and The Bank of New York, as trustee, and (b) the Indenture, dated as of January 30, 2002, between the Company and The Bank of New York (as successor trustee to JPMorgan Chase Bank), as trustee.
“Extensions of Credit”: as to any Lender at any time, an amount equal to the aggregate principal amount of all Loans held by such Lender then outstanding.
“Facility”: the Commitments and the extensions of credit made thereunder.
“Facility Fee Rate”: the rate per annum set forth under the relevant column heading in the Pricing Grid. ~~For the avoidance of doubt, the “Facility Fee Rate” will be adjusted from time to time based on the Sustainability Facility Fee Adjustment.~~
“FATCA”:
(a)    Sections 1471 to 1474 of the Code, as of the ~~Fourth~~Fifth Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any associated regulations or other official guidance;
(b)    any applicable treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or
(c)    any applicable agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.
“Fee Payment Date”: (a) the 15th day of each March, June, September and December (or, if any such day is not a Business Day, the next succeeding Business Day) and (b) the last day of the final Fee Payment Period.
“Fee Payment Period”: initially the period from and including the Effective Date to but excluding the initial Fee Payment Date, and thereafter each period commencing on and including a Fee Payment Date to but excluding the succeeding Fee Payment Date (except that the final Fee Payment Period shall end on the date on which all Commitments have terminated and the Extensions of Credit have been reduced to zero).
“Fifth Amendment”: that certain Fifth Amendment dated as of the Fifth Amendment Effective Date among the Company, the Administrative Agent, Credit Agricole Corporate and Investment Bank, as lead sustainability structuring agent, the Lenders and the other parties thereto.
“Fifth Amendment Effective Date”: April 15, 2026.

“First Amendment”: that certain First Amendment dated as of the First Amendment Effective Date among the Company, the Administrative Agent, the Lenders and the other parties thereto.
“First Amendment Effective Date”: October 26, 2022.
“Fitch”: Fitch Investors Service, L.P. and its successors.
“FMCC”: Ford Motor Credit Company LLC, a Delaware limited liability company.
~~“Ford Europe CO2 Tailpipe Emissions”: the average tailpipe emissions of Ford’s European Fleet of Passenger Vehicles first registered in the corresponding calendar year, expressed in grams of CO2 per kilometer (g/km), and emissions data collected and calculated in alignment with the WLTP methodology for vehicle homologation.~~
~~“Ford Europe CO2 Tailpipe Emissions Applicable Margin Adjustment Amount”: with respect to Ford Europe CO2 Tailpipe Emissions for any calendar year, (a) positive [Redacted] if the Ford Europe CO2 Tailpipe Emissions as set forth in the Sustainability Pricing Certificate is greater than the Neutral Threshold for such calendar year, (b) [Redacted] if the Ford Europe CO2 Tailpipe Emissions as set forth in the Sustainability Pricing Certificate is equal to or less than the Neutral Threshold and is greater than the Overperformance Target for such calendar year and (c) negative [Redacted] if the Ford Europe CO2 Tailpipe Emissions as set forth in the Sustainability Pricing Certificate is equal to or less than the Overperformance Target for such calendar year.~~
~~“Ford Europe CO2 Tailpipe Emissions Facility Fee Adjustment Amount”: with respect to Ford Europe CO2 Tailpipe Emissions for any calendar year, (a) positive [Redacted] if the Ford Europe CO2 Tailpipe Emissions as set forth in the Sustainability Pricing Certificate is greater than the Neutral Threshold for such calendar year, (b) [Redacted] if the Ford Europe CO2 Tailpipe Emissions as set forth in the Sustainability Pricing Certificate is equal to or less than the Neutral Threshold and is greater than the Overperformance Target for such calendar year and (c) negative [Redacted] if the Ford Europe CO2 Tailpipe Emissions as set forth in the Sustainability Pricing Certificate is equal to or less than the applicable Overperformance Target for such calendar year.~~
“Foreign Subsidiary”: any Subsidiary of the Company that is not a Domestic Subsidiary.
“Foreign Subsidiary Holding Company”: a Subsidiary substantially all of the Net Book Value of whose assets consists of Capital Stock of Foreign Subsidiaries.
~~“Fourth Amendment”: that certain Fourth Amendment dated as of the Fourth Amendment Effective Date among the Company, the Administrative Agent, the Lenders and the other parties thereto.~~
~~“Fourth Amendment Effective Date”: April 17, 2025.~~
“Funded Debt”: all Debt having a maturity of more than 12 months from the date of the most recent balance sheet of the Company and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower thereof.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Company and the Lenders.
“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of covenants, standards or terms in this Agreement, then the Company and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agent and the Required Lenders, all covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
~~“GHG Emissions”: the sum of the Company’s and its Subsidiaries’ total (i) Scope 1 emissions and (ii) Scope 2 emissions for any calendar year at their Global Manufacturing Facilities, with all measurements, quantifications and reporting of Greenhouse Gas (GHG) Emissions completed in accordance with the Greenhouse Gas Protocol Corporate Accounting and Reporting Standard (Revised Edition) (GHG Protocol) and third-party verified to a limited level of assurance in accordance with ISO 14064-3.~~
~~“GHG Emissions Applicable Facility Fee Adjustment Amount”: with respect to GHG Emissions for any calendar year, (a) positive [Redacted] if the GHG Emissions as set forth in the Sustainability Pricing Certificate is greater than the Neutral Threshold for such calendar year, (b) [Redacted] if the GHG Emissions as set forth in the Sustainability Pricing Certificate is greater than the Overperformance Target and is less than or equal to the Neutral Threshold for such calendar year and (c) negative [Redacted] if the GHG Emissions as set forth in the Sustainability Pricing Certificate is equal to or less than the Overperformance Target for such calendar year.~~
~~“GHG Emissions Applicable Margin Adjustment Amount”: with respect to GHG Emissions for any calendar year, (a) positive [Redacted] if the GHG Emissions as set forth in the Sustainability Pricing Certificate is greater than the Neutral Threshold for such calendar year, (b) [Redacted] if the GHG Emissions as set forth in the Sustainability Pricing Certificate is greater than the Overperformance Target and is less than or equal to the Neutral Threshold for such calendar year and (c) negative [Redacted] if the GHG Emissions as set forth in the Sustainability Pricing Certificate is equal to or less than the Overperformance Target for such calendar year.~~
~~“Global Manufacturing Facilities”: all Ford-controlled or Ford Subsidiary facilities where vehicles are assembled or vehicle components are manufactured or assembled; Global Manufacturing Facilities include Vehicle Operations (VO), which include assembly, forging, and stamping, as well as Powertrain Operations (PTO), which include engine and transmission plants, provided, that the term “Global Manufacturing Facilities” shall exclude the Blue Oval Battery Michigan Plant located in Marshall, Michigan.~~

“Governmental Authority”: any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States or foreign.
“Guarantee”: the Guarantee Agreement dated as of the First Amendment Effective Date executed and delivered by the Company.
“Guarantee Obligation”: as to any Person, any obligation of such Person guaranteeing any Indebtedness of any other Person. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guarantee Reinstatement Date”: the first date following the Effective Date or any Guarantee Release Date on which the Index Debt fails to maintain at least two of the following three ratings: at least Baa3 by Moody’s, at least BBB- by Fitch and/or at least BBB- by S&P.
“Guarantee Release Date”: the first date following any Guarantee Reinstatement Date on which the Index Debt has at least two of the following three ratings: at least Baa3 by Moody’s, at least BBB- by Fitch and/or at least BBB- by S&P.
“Incremental Lender”: any Lender designated by the Company or, with the consent of the Company, the Administrative Agent and any other bank, financial institution or other Person which becomes a signatory to an Incremental Revolving Loan Activation Notice and each Lender which has made, or acquired pursuant to an assignment made in accordance with Section 10.6, an Incremental Revolving Commitment.
“Incremental Revolving Commitment”: as to each Incremental Lender, in respect of any Revolving Commitment Increase, the obligation of such Incremental Lender on and after the applicable Revolving Commitment Increase Date to make Incremental Revolving Loans in a principal amount equal to the amount set forth under the heading “Incremental Revolving Commitment” opposite such Incremental Lender’s name on the applicable Incremental Revolving Loan Activation Notice.
“Incremental Revolving Loan Activation Notice”: a notice substantially in the form of Exhibit H.
“Incremental Revolving Loans”: as defined in Section 2.21(b).
“Indebtedness”: of any Person at any date, all indebtedness of such Person for borrowed money.
“Indemnified Liabilities”: as defined in Section 10.5.
“Indemnitee”: as defined in Section 10.5.
“Index Debt”: senior, unsecured, long-term Indebtedness of the Company.
“Initial Subsidiary Guarantor”: each Subsidiary listed on Schedule 1.1D.

“Insolvency Proceeding”: each of the following, in each case with respect to the Company or any other Loan Party or any property or Indebtedness of the Company or any other Loan Party: (a)(i) any voluntary or involuntary case or proceeding under any Bankruptcy Law or any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, (ii) any case or proceeding seeking receivership, liquidation, reorganization, winding up or other similar case or proceeding, (iii) any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt and (iv) any case or proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official and (b) any general assignment for the benefit of creditors.
“Intellectual Property”: the collective reference to all rights, priorities and privileges with respect to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Payment Date”: (a) as to any ABR Loan, the 15th day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the making of such Loan; provided that, as to any such RFR Loan, (i) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day and (ii) the Interest Payment Date with respect to any RFR Loan that is made on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month; provided, that for purposes of this clause (b), the date of a making of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan and (c) as to any Loan (other than any Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.
~~“ISO 14064-3”: Part of the ISO 14000 family of standards, which provides clarity and consistency for quantifying, monitoring, reporting and validating or verifying GHG Emissions and removals to support sustainable development through a low-carbon economy and to benefit organizations, project proponents and interested parties worldwide. ISO14064-3 specifies the principles and requirements and provides guidance for verifying and validating greenhouse gas (GHG) statements.~~
“Joinder Agreement”: as defined in Section 10.1(c)(i).
“Judgment Currency”: as defined in Section 10.13.
“Key Performance Indicator”: each of GHG Emissions, Carbon-Free Electricity and Ford Europe CO2 Tailpipe Emissions.
~~“KPI Metric”: each of Global Manufacturing GHG Emissions Inventory, Carbon-Free Electricity Consumed Percentage and Ford Europe CO2 Tailpipe Emissions per Passenger Vehicle.~~
~~“KPI Metrics Auditor”: any auditing or consulting firm designated from time to time by the Company (or any replacement auditor thereof as designated from time to time by the Company); provided, that any such KPI Metrics Auditor (a) shall be (i) an auditing firm nationally recognized in the~~

~~U.S., (ii) an assurance provider nationally recognized in the U.S. or (iii) an independent consultant with experience with environmental, social and governance research and assurance services and (b) shall apply auditing standards and methodology that (i) are consistent with then generally accepted industry standards or (ii) if not so consistent, are proposed by the Company and notified to the Administrative Agent, the Sustainability Structuring Agents and the Lenders, so long as the Lenders constituting the Required Lenders do not object to such changes within five Business Days after written notice thereof.~~
~~“KPI Metrics Report”: (a) with respect to the KPI Metrics regarding GHG Emissions and Carbon-Free Electricity, an annual report audited by the KPI Metrics Auditor that sets forth the calculations for each KPI Metric for the applicable calendar year (except, for the avoidance of doubt, the calendar year ended December 31, 2021) which may take the form of the Company’s publicly available Integrated Sustainability and Financial Report (and any successor report thereof) on environmental, social and governance matters (“ESG Report”); provided, that if the KPI Metrics Report is not the ESG Report, all relevant and material data and information set forth in such KPI Metrics Report shall also be set forth in the ESG Report, beginning with the ESG Report covering calendar year ending December 31, 2022 and (b) with respect to the KPI Metric regarding Ford Europe CO2 Tailpipe Emissions, the manufacturer error notification from the Company or its relevant Subsidiary to the European Environmental Agency pursuant to Article 7(5) of EU Regulation 2019/631 for the applicable calendar year.~~
~~“Lead Sustainability Structuring Agent”: Credit Agricole Corporate and Investment Bank, as lead sustainability structuring agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.~~
“Lender Insolvency Event”: with respect to any Lender, that such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment. For the avoidance of doubt, a Lender that participates in a government support program will not be considered to be the subject of a proceeding of the types described in this definition solely by reason of its participation in such government support program.
“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.
“Lien”: any mortgage, pledge, lien, security interest, charge, statutory deemed trust, conditional sale or other title retention agreement or other similar encumbrance.
“Loan”: any loan made by any Lender pursuant to this Agreement and the other Loan Documents.
“Loan Documents”: (i) this Agreement, the Guarantee, the Notes and each Joinder Agreement, (ii) during any New Guarantee Period, the New Guarantee and (iii) any amendment, waiver, supplement or other modification to any of the foregoing.
“Loan Parties”: the Company, each Subsidiary Borrower and any New Guarantor.
“Manufacturing Subsidiary”: a Subsidiary of the Company which owns or leases a Principal Domestic Manufacturing Property.

“Material Adverse Effect”: a material adverse effect on (a) the financial condition of the Company and its Subsidiaries taken as a whole or (b) the validity and enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder or thereunder.
“Moody’s”: Moody’s Investors Service, Inc. and its successors.
“Net Book Value”: with respect to any asset of any Person (a) other than accounts receivable, the gross book value of such asset on the balance sheet of such Person, minus depreciation in respect of such asset on such balance sheet and (b) with respect to accounts receivable, the gross book value thereof, minus any specific reserves attributable thereto.
~~“Neutral Threshold”: with respect to each calendar year, the number or percentage set forth in Schedule 6.2 (Sustainability Performance Thresholds) in the row labeled “Neutral Threshold” for the applicable Key Performance Indicator for the applicable calendar year.~~
“New Guarantee”: a Guarantee Agreement to be executed and delivered by (a) each Principal Domestic Subsidiary and (b) each Initial Subsidiary Guarantor that is then a Domestic Subsidiary and not a Foreign Subsidiary Holding Company, pursuant to Section 6.7(a) upon the occurrence of a Guarantee Reinstatement Date, substantially in the form of Exhibit D.
“New Guarantee Period”: a period from and including the 30th day after any Guarantee Reinstatement Date to but excluding the following Guarantee Release Date, if any.
“New Guarantee Requirement Period”: a period from and including any Guarantee Reinstatement Date to but excluding the following Guarantee Release Date, if any.
“New Guarantor”: at any time, a Subsidiary that is a party to a New Guarantee at such time.
“Non-Excluded Taxes”: as defined in Section 2.15(a).
“Non-U.S. Lender”: as defined in Section 2.15(d).
“Note”: as defined in Section 2.13(g).
“Notice of Acceleration”: either (i) a notice delivered by the Administrative Agent to the Company pursuant to clause (B) of Section 8 or (ii) the occurrence and continuation of an Event of Default under clause (A) of Section 8.
“Obligations”: collectively, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Company or any Subsidiary Borrowers (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and Post-Petition Interest) to ~~any Applicable~~the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or the Lenders that are required to be paid by the Company or any of the Subsidiary Borrowers pursuant to the terms of any of the foregoing agreements).
“OFAC”: as defined in Section 4.13.
“Original Currency”: as defined in Section 10.13.
“Other Taxes”: any and all present or future stamp or documentary taxes and any other excise or property, intangible or mortgage recording taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Outstanding Amount”: (a) with respect to Indebtedness, the aggregate outstanding principal amount thereof, (b) with respect to banker’s acceptances, letters of credit or letters of guarantee, the aggregate undrawn, unexpired face amount thereof plus the aggregate unreimbursed drawn amount thereof, (c) with respect to hedging obligations, the aggregate amount recorded by the Company or any Subsidiary as its termination liability thereunder, (d) with respect to cash management obligations or guarantees, the aggregate maximum amount thereof (i) that the relevant cash management provider is entitled to assert as such as agreed from time to time by the Company or any Subsidiary and such provider or (ii) the principal amount of the Indebtedness being guaranteed or, if less, the maximum amount of such guarantee set forth in the relevant guarantee and (e) with respect to any other obligations, the aggregate outstanding amount thereof.
~~“Overperformance Target”: with respect to each calendar year, the number or percentage set forth in Schedule 6.2 (Sustainability Performance Thresholds) in the row labeled “Overperformance Target” for the applicable Key Performance Indicator for the applicable calendar year.~~
“Parent Company”: with respect to a Lender, the bank holding company (as defined in Regulation Y of the Board), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant”: as defined in Section 10.6(c).
“Participant Register”: as defined in Section 10.6(c).
~~“Passenger Vehicles”:~~
~~(i)    1.1. Category M Motor vehicles designed and constructed primarily for the carriage of persons and their luggage, as defined pursuant to EU Directive 2007/46/EC.~~
~~(ii)    1.1.1. Category M1 Motor vehicles with at least four wheels designed and constructed for the carriage of passengers that are part of category M, comprising not more than eight seating positions in addition to the driver’s seating position, as defined in Annex II to EU Directive 2007/46/EC.~~
“Payment”: as defined in Section 9.12.
“Payment Notice”: as defined in Section 9.12.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Additional Senior Facilities”: additional revolving credit facilities of (or guaranteed by) the Company and any Indebtedness incurred (or other extensions of credit made) thereunder satisfying the conditions set forth in Section 2.32 of the Existing Credit Agreement with respect to the establishment of an Incremental Revolving Facility (as defined in the Existing Credit Agreement); provided that (a) a certificate of a Responsible Officer of the Company is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the establishment of such facility, together with a description of the material terms and conditions thereof or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement and such terms and conditions shall be deemed to satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (b) such facility is established pursuant to a separate agreement or instrument with the lenders thereof.
“Permitted Holders”: holders of the Company’s Class B Stock on the Effective Date and other holders of such Capital Stock from time to time; provided that such holders satisfy the qualifications set forth in clauses (i) through (vii) of subsection 2.2 of Article Fourth of the Company’s Restated Certificate of Incorporation as in effect on the Existing Credit Agreement Closing Date.
“Permitted Liens”:
(a)Liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business;
(c)permits, servitudes, licenses, easements, rights-of-way, restrictions and other similar encumbrances imposed by applicable law or incurred in the ordinary course of business or minor imperfections in title to real property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;
(d)leases, licenses, subleases or sublicenses of assets (including, without limitation, real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole and licenses of trademarks and intellectual property rights in the ordinary course of business;
(e)pledges or deposits made in the ordinary course of business or statutory Liens imposed in connection with worker’s compensation, unemployment insurance or other types of social security or pension benefits or Liens incurred or pledges or deposits made to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), statutory obligations, and surety, appeal, customs or performance bonds and similar obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;
(f)Liens arising from UCC financing statement filings (or similar filings) regarding or otherwise arising under leases entered into by the Company or any of its Subsidiaries or in connection with sales of accounts, payment intangibles, chattel paper or instruments;

(g)purchase money Liens on property (other than shares of Capital Stock or Indebtedness) existing at the time of acquisition (including acquisition through amalgamation, merger or consolidation) or to secure the payment of any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof or to secure Indebtedness provided, or guaranteed, by a Governmental Authority to finance research and development, limited in each case to the property purchased (or developed) with the proceeds thereof;
(h)Liens in existence on the Existing Credit Agreement Closing Date; provided that no such Lien is spread to cover any additional property after the Existing Credit Agreement Closing Date and that the amount of Indebtedness secured thereby is not increased (except as otherwise permitted by this Agreement);
(i)Liens on property or Capital Stock of a Person at the time such Person becomes a Subsidiary; provided however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;
(j)Liens on property at the time the Company or a Subsidiary acquires the property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary;
(k)any Lien securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by any Lien permitted by clause (g), (h), (i), (j), (o) and (x) of this definition or this paragraph (k) without any change in the assets subject to such Lien
(l)any Lien arising out of claims under a judgment or award rendered or claim filed so long as such judgments, awards or claims do not constitute an Event of Default;
(m)any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;
(n)Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts held at such banks or financial institutions or over investment property held in a securities account, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts or securities accounts in the ordinary course of business;
(o)[Reserved];
(p)[Reserved];
(q)Liens in favor of lessors pursuant to sale and leaseback transactions to the extent the Disposition of the assets subject to any such sale and leaseback transaction is permitted under this Agreement;
(r)Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Subsidiary Guarantor;

(s)Liens under industrial revenue, municipal or similar bonds;
(t)Liens on securities accounts (other than Liens to secure Indebtedness);
(u)statutory Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of the Company or any of its Subsidiaries under Environmental Laws to which any assets of the Company or any such Subsidiaries are subject;
(v)a Lien granted by the Company or any of its Subsidiaries to a landlord to secure the payment of arrears of rent in respect of leased properties in the Province of Quebec leased from such landlord, provided that such Lien is limited to the assets located at or about such leased properties;
(w)servicing agreements, development agreements, site plan agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the property and assets of the Company consisting of real property, provided same are complied with; and
(x)Liens not otherwise permitted by the foregoing clauses securing obligations or other liabilities of the Company or any Subsidiary Guarantor; provided that the Outstanding Amount of all such obligations and liabilities shall not exceed, at any time, the lesser of (x) $4,000,000,000 and (y) 7.5% of Consolidated Net Tangible Company Excluding FMCC Assets at such time.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: at a particular time, any employee pension benefit plan (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Post-Petition Interest”: all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any Insolvency Proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is allowed in any such Insolvency Proceeding.
“Pricing Grid”: as set forth on Schedule 1.1C.
“Prime Rate”: the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to borrowers).
“Principal Domestic Manufacturing Property”: any plant in the United States owned or leased by the Company or any Subsidiary of the Company, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 0.5% of Consolidated Net Tangible Company Excluding FMCC Assets and more than 75% of the total production measured by value (as determined by any two of the following: the Chairman of the Board of the Company, its President, any Executive Vice President of the Company, any Group Vice President of the Company, any Vice President of the Company, its Treasurer or its Controller) of which in the last fiscal year prior to said date (or such lesser period prior thereto as the plant shall have been in operation) consisted of one or more of the following: cars or trucks or related parts and accessories or materials for any of the foregoing. In the case of a plant not yet in operation or of a plant newly converted to the production of a different item or items, the total production of such plant and the composition of such production for purposes of this definition shall be deemed to be the Company’s best estimate (determined as aforesaid) of what the actual total production of such plant and the composition of such production will be in the 12 months following the date as of which the determination is being made.
“Principal Domestic Subsidiary”: a Domestic Subsidiary of the Company (other than any Excluded Subsidiary) (a) that has Consolidated Total Assets with a Net Book Value in excess of $500,000,000 as of the most recent audited annual financial statements delivered pursuant to Section 6.1 and (b) with respect to which the Company directly or indirectly owns 80% or more of the Capital Stock or Voting Stock of such Domestic Subsidiary and the remaining Capital Stock of which is not publicly held.
“Principal Trade Names”: each of the trademarks listed under the heading “Principal Trade Names” on Schedule 1.1B and all other Trademarks consisting of or containing any of the trademarks listed under the heading “Principal Trade Names” on Schedule 1.1B or any variation or simulation thereof.
“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Register”: as defined in Section 10.6(b).
“Regulation U”: Regulation U of the Board as in effect from time to time.
~~“Regulatory Change”: with respect to each calendar year and in relation to any Key Performance Indicator, a policy change, on which the Company and its Subsidiaries has no recourse or ability to act upon, which the Company and the Lead Sustainability Structuring Agent reasonably agree materially affects, whether positively and / or negatively, the Company’s ability to meet one or more of the KPI Metrics.~~
“Required Lenders”: at any time, Lenders with Aggregate Exposures constituting a majority of the Aggregate Exposures of all Lenders.
“Requirements of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer”: the chief executive officer, president, chief accounting officer, chief financial officer, treasurer, assistant treasurer or, for purposes of Section 6.6 only, the secretary of the Company ~~and for purposes of the Sustainability Pricing Certificate, the Vice President, Sustainability Environment and Safety Engineering~~.
“Revolving Commitment Increase”: as defined in Section 2.21.
“Revolving Commitment Increase Date”: as to any Revolving Commitment Increase, the date (which shall be a Business Day) specified in the related Incremental Revolving Loan Activation Notice as the date on such Revolving Commitment Increase shall be effective.
“Revolving Termination Date”: as to any Lender, April ~~16~~14, ~~2026~~2027.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in Dollars, SOFR.
“RFR Administrator” means the SOFR Administrator.
“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.
“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.
“Sale and Leaseback Transaction”: as defined in Section 7.6.
“Sanctioned Country”: as defined in Section 4.13.
~~“Scope 1 Emissions”: Greenhouse gas emissions from stationary and mobile sources owned or controlled by the Company or its Subsidiaries and located at Global Manufacturing Facilities, represented in million metric tons CO2e, and measured, quantified and reported in accordance with the Greenhouse Gas Protocol Corporate Accounting and Reporting Standard (Revised Edition) (“GHG Protocol”) and third-party verified to a limited level of assurance in accordance with ISO 14064-3.~~
~~“Scope 2 Emissions”: Greenhouse gas emissions from the generation of electricity, heating, cooling and steam that is used, but not generated, at the Global Manufacturing Facilities, represented in million metric tons CO2e, and measured, quantified and reported in accordance with the GHG Protocol and third-party verified to a limited level of assurance in accordance with ISO 14064-3.~~
“SDN List”: as defined in Section 4.13.
“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
~~“Second Amendment”: that certain Second Amendment dated as of the Second Amendment Effective Date among the Company, the Administrative Agent, the Lenders and the other parties thereto.~~

~~“Second Amendment Effective Date”: April 26, 2023.~~
“Significant Guarantor”: on any date of determination, each Subsidiary Guarantor (a) whose total assets at the last day of the four fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 were equal to or greater than 10% of the sum of (i) the Consolidated Company Excluding FMCC Total Assets at such date plus (ii) the equity value of the Capital Stock of FMCC owned, directly or indirectly, by the Company as reflected in the most recent financial statements of FMCC filed with the SEC or (b) for the purpose of any particular representation, covenant or default in this Agreement, that, when combined with each other Subsidiary Guarantor that has breached such representation or covenant or is the subject of such default, would constitute a Significant Guarantor under the foregoing clause (a).
“Significant New Guarantor”: on any date of determination, each New Guarantor (a) whose total assets at the last day of the four fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 were equal to or greater than 10% of the sum of (i) the Consolidated Company Excluding FMCC Total Assets at such date plus (ii) the equity value of the Capital Stock of FMCC owned, directly or indirectly, by the Company as reflected in the most recent financial statements of FMCC filed with the SEC or (b) for the purpose of any particular representation, covenant or default in this Agreement, that, when combined with each other New Guarantor that has breached such representation or covenant or is the subject of such default, would constitute a Significant New Guarantor under the foregoing clause (a).
“SOFR”: with respect to any RFR Business Day, a rate per annum equal to the Secured Overnight Financing Rate published on the SOFR Administrator’s Website applicable to such RFR Business Day.
“SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate designated as such by the Federal Reserve Bank of New York).
“SOFR Administrator’s Website”: the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the Secured Overnight Financing Rate identified as such by the SOFR Administrator from time to time.
“Subsidiary”: with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the Voting Stock is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Borrower”: any Subsidiary that becomes a party hereto pursuant to Section 10.1(c)(i) until such time as such Subsidiary Borrower is removed as a party hereto pursuant to Section 10.1(c)(ii). As of the ~~Fourth~~Fifth Amendment Effective Date, the following entity is a Subsidiary Borrower: FMCC.
“Subsidiary Guarantor”: each Initial Subsidiary Guarantor, each Additional Subsidiary Guarantor, each New Guarantor and each other Subsidiary (including any joint venture), in each case, that becomes a party to the New Guarantee after the Effective Date pursuant to Section 6.7 or otherwise.

“Supplemental RCF Credit Agreement”: that certain Revolving Credit Agreement dated as of April 23, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among the Company, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
~~“Sustainability Adjustment Date”: the date that is five Business Days following receipt from the Administrative Agent of the Sustainability Pricing Certificate in accordance with Section 6.2 for the applicable calendar year or October 31 of the calendar year immediately following the applicable calendar year if the Company fails to or elects not to deliver a Sustainability Pricing Certificate for such applicable calendar year subject to further adjustments for late delivery as contemplated by Section 6.2.~~
~~“Sustainability Applicable Rate Adjustment”: at any date, the applicable rate per annum determined in accordance with the Sustainability Margin Adjustment and Sustainability Facility Fee Adjustment.~~
~~“Sustainability Facility Fee Adjustment”: with respect to any calendar year, an amount (whether positive, negative or zero), equal to the sum of (a) GHG Emissions Facility Fee Adjustment Amount, plus (b) Carbon-Free Electricity Facility Fee Adjustment Amount, plus (c) Ford Europe CO2 Tailpipe Emissions Facility Fee Adjustment Amount, in each case for such calendar year.~~
~~“Sustainability Margin Adjustment”: with respect to any calendar year, an amount (whether positive, negative or zero), equal to the sum of (a) GHG Emissions Applicable Margin Adjustment Amount, plus (b) the Carbon-Free Electricity Applicable Margin Adjustment Amount, plus (c) Ford Europe CO2 Tailpipe Emissions Applicable Margin Adjustment Amount, in each case for such calendar year.~~
~~“Sustainability Performance Thresholds”: the Overperformance Targets and the Neutral Thresholds, in each case, as specified in Schedule 6.2.~~
~~“Sustainability Pricing Certificate”: a certificate signed by a duly elected Responsible Officer of the Company that is delivered by the Company to the Lead Sustainability Structuring Agent and the Administrative Agent pursuant to Section 6.2 substantially in the form of Exhibit G (or such other form as is acceptable to the Company, the Lead Sustainability Structuring Agent and the Administrative Agent) attaching (a) true and correct copies of the KPI Metrics Report for the immediately preceding calendar year and setting forth each of the Sustainability Facility Fee Adjustment and the Sustainability Margin Adjustment and (b) a review report of the KPI Metrics Auditor confirming that the KPI Metrics Auditor is not aware of any material modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the applicable reporting criteria.~~
~~“Sustainability Structuring Agents”: a collective reference to the Lead Sustainability Structuring Agent and the Co-Sustainability Structuring Agent.~~
“Syndication Agents”: as listed on the cover hereto.
“Taxes”: any taxes, charges or assessments, including but not limited to income, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar tax, charges or assessments.
“Term Loan Conversion Date”: as defined in Section 2.20(a).

“Term Loan Credit Agreement”: that certain Term Loan Credit Agreement dated as of April 23, 2019 among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent.
“Termination Date”: as defined in Section 2.18(b).
~~“Third Amendment”: that certain Third Amendment dated as of the Third Amendment Effective Date among the Company, the Administrative Agent, the Lenders and the other parties thereto.~~
~~“Third Amendment Effective Date”: April 22, 2024.~~
“Total Available Commitments”: at any time, an amount equal to the excess, if any, of (a) the Total Commitments then in effect, over (b) the Total Extensions of Credit then outstanding.
“Total Commitments”: at any time, the aggregate amount of the Commitments then in effect.
“Total Extensions of Credit”: at any time, the aggregate Outstanding Amount of the Extensions of Credit of the Lenders at such time.
“Trademark”: trademarks, trade names, business names, trade styles, service marks, logos and other source or business identifiers, and in each case, all goodwill associated therewith, and all registrations and recordations thereof and all rights to obtain such renewals and extensions.
“Transferee”: any Assignee or Participant.
“Type”: as to any Loan, its nature as an ABR Loan or an RFR Loan.
“UCC”: the Uniform Commercial Code.
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” or “U.S.”: the United States of America.
“USA Patriot Act”: as defined in Section 10.18.
“Voting Stock”: with respect to any Person, such Person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such Person under ordinary circumstances.
~~“WLTP”: the World Harmonized Light Duty Vehicles Test Procedure Standardized methodology for the homologation of fuel consumption and CO2 emissions from Passenger Vehicles in Europe, adopted as part of Commission Regulation (EU) 2017/1151 as of June 1, 2017.~~

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time and (vi) references to any Person shall include its successors and assigns.
(c)The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole (including the Schedules and Exhibits hereto) and not to any particular provision of this Agreement (or the Schedules and Exhibits hereto), and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
1.3[Reserved].
1.4Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS
2.1Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars to the Company or any Subsidiary Borrower from time to time during the Commitment Period; provided that, after giving effect to such borrowing and the use of proceeds thereof, (i) such Lender’s Extensions of Credit do not exceed the amount of such Lender’s Commitments and (ii) the Total Extensions of Credit shall not exceed the Total Commitments then in effect. During the Commitment Period, the Company and any Subsidiary Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be RFR Loans or ABR Loans, as determined by the Company or any Subsidiary Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.8.
(b)The Company and any relevant Subsidiary Borrower, as applicable, shall repay all outstanding Loans of a Lender on the Revolving Termination Date (unless such Loans are converted into Converted Term Loans pursuant to Section 2.20).
2.2Procedure for Loan Borrowing. The Company and any Subsidiary Borrower may borrow the Commitments during the Commitment Period on any Business Day, provided that the Company or the relevant Subsidiary Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) prior to (a) 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of RFR Loans, or (b) 12:00 Noon, New York City time, on the date of the proposed borrowing, in the case of ABR Loans, specifying (i) the amount and Type of Loans to be borrowed and (ii) the requested Borrowing Date. If no election as to the Type of a Loan is specified in any such notice, then the requested borrowing shall be an ABR Loan. Each borrowing shall be in an amount equal to (i) the then aggregate Available Commitments or (ii) $50,000,000 or a whole multiple of $10,000,000 in excess thereof. Upon receipt of any such notice from the Company or any Subsidiary Borrower, the Administrative Agent shall promptly notify each Lender of such notice. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company or the relevant Subsidiary Borrower at the Funding Office prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Company or such Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company or the relevant Subsidiary Borrower by the Administrative Agent crediting the account of the Company or the relevant Subsidiary Borrower on the books of such office or such other account as the Company or relevant Subsidiary Borrower may specify to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.
2.3[Reserved].
2.4Facility Fees, etc. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Effective Date (or such later date as such Lender shall become a Lender hereunder) to the day on which all Extensions of Credit of such Lender have been paid in full and the Commitments of such Lender have been terminated, computed at the Facility Fee Rate on the average daily amount of the Commitments of such Lender (whether used or unused) or, if such Commitments have been terminated, on the daily average Extensions of Credit of such Lender during the related Fee Payment Period for which payment is made, payable in arrears on each Fee Payment Date, commencing on the first such date to occur after the Effective Date. For the avoidance of doubt, if a Term Loan conversion has been made pursuant to Section 2.20, the Facility Fee shall cease to accrue from and including the Term Loan Conversion Date.
(b)The Company agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent.

2.5Termination, Reduction or Reallocation of Commitments. (a) The Company shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Extensions of Credit would exceed the Total Commitments. Any such reduction shall be in an amount equal to $250,000,000, or a whole multiple of $25,000,000 in excess thereof, and shall reduce permanently the Commitments then in effect. Each notice delivered by the Company pursuant to this Section 2.5 shall be irrevocable; provided, that a notice to terminate any Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or a Change of Control, in which case, such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)The Commitments under the Facility as in effect immediately prior to the ~~Fourth~~Fifth Amendment Effective Date shall remain in effect until the ~~Fourth~~Fifth Amendment Effective Date. Immediately following the ~~Fourth~~Fifth Amendment Effective Date, the Commitments set forth in Schedule 1.1A under the heading “Following the ~~Fourth~~Fifth Amendment” shall take effect, and all Extensions of Credit by Lenders with Commitments shall automatically become Extensions of Credit under the Facility.
2.6Optional Prepayments. The Company and any relevant Subsidiary Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of RFR Loans, and no later than 12:00 Noon, New York City time, on the day of such prepayment, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of RFR Loans or ABR Loans; provided, that such notice to prepay the Loans delivered by the Company or such Subsidiary Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or a Change of Control, in which case such notice may be revoked by the Company or such Subsidiary Borrower (by further notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an integral multiple of $1,000,000 and no less than $25,000,000.
2.7Mandatory Prepayments. If, at any time the aggregate outstanding Extensions of Credit under the Facility exceeds the aggregate Commitments under the Facility then in effect, then the Administrative Agent shall notify the Company and, within five Business Days of such notice, the Company or the relevant Subsidiary Borrower shall prepay Loans under the Facility in an aggregate principal amount at least equal to such excess.
2.8Conversion Options. The Company or any Subsidiary Borrower may elect from time to time to convert RFR Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date. The Company or any Subsidiary Borrower may elect from time to time to convert ABR Loans to RFR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date; provided that no ABR Loan may be converted into an RFR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender, the Company and any relevant Subsidiary Borrower.
2.9[Reserved].
2.10Interest Rates and Payment Dates. (a) Each RFR Loan shall bear interest at a rate per annum equal to the Daily Simple RFR plus the Applicable Margin.
(b)Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
(c)(i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum and (ii) if all or a portion of any interest payable on any Loan or any fee payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2% per annum, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
(d)Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
2.11Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company or the relevant Subsidiary Borrower and the Lenders of the effective date and the amount of each such change in interest rate.
(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company, any Subsidiary Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company or any Subsidiary Borrower, deliver to the Company or such Subsidiary Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).
2.12Inability to Determine Interest Rate; Illegality. (a) If on any Business Day:
(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company or the relevant Subsidiary Borrower) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Daily Simple RFR or RFR,
(ii)the Administrative Agent shall have received notice from the Required Lenders that the Daily Simple RFR or RFR, as applicable, will not adequately and fairly reflect the cost to such

Lenders of making or maintaining their affected Loans as a result of adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the ~~Fourth~~Fifth Amendment Effective Date, or
(iii)the Administrative Agent determines (which determination shall be conclusive and binding upon the Company or the relevant Subsidiary Borrower) that deposits in Dollars are not generally available in the applicable market;
the Administrative Agent shall give telephonic notice (followed promptly by written notice) thereof to the Company and any relevant Subsidiary Borrower and the Lenders as soon as practicable thereafter. If such notice is given pursuant to clause (i) or (ii) of this Section 2.12(a) in respect of RFR Loans, then (1) any RFR Loans requested to be made shall be made as ABR Loans, (2) any ABR Loans that were to have been converted to RFR Loans shall be continued as ABR Loans and (3) any outstanding RFR Loans shall be converted to ABR Loans.
(b)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain RFR Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Administrative Agent, the Company and any affected Subsidiary Borrower describing the relevant provisions of such Requirement of Law (and, if the Company shall so request, provide the Company with a memorandum or opinion of counsel of recognized standing (as selected by such Lender) as to such illegality), following which, in the case of RFR Loans, (A) the commitment of such Lender hereunder to make RFR Loans and convert ABR Loans to RFR Loans shall forthwith be cancelled and (B) such Lender’s outstanding RFR Loans shall be converted automatically to ABR Loans.
(c)If at any time the Company notifies the Administrative Agent that the Company has determined or the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary, (ii) the circumstances set forth in clause (a)(ii) have arisen or (iii) the circumstances set forth in clause (a)(i) have not arisen but a Benchmark Transition Event has occurred, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the relevant Benchmark (which, for the avoidance of doubt, may include a positive or negative adjustment that may enable the parties hereto to mitigate some of the differences between the relevant Benchmark, as applicable, and the alternate rate of interest) that gives due consideration to the then prevailing market convention and/or any selection or recommendation by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, in each case, for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a change in the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date a copy of such proposed amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (c) (x) any interest election request pursuant to Section 2.8 that requests the conversion of any Loan to an RFR Loan shall be ineffective and (y) if any request for a Loan pursuant to Section 2.2 constitutes a request for an RFR Loan, such Loan shall be made as an ABR Loan.
2.13Pro Rata Treatment and Payments; Evidence of Debt. (a) Each borrowing of Loans by the Company or any Subsidiary Borrower from the Lenders hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Aggregate Exposure Percentages of the Lenders except to the extent required or permitted pursuant to Section 2.18.
(b)Each payment (including each prepayment) by the Company or any Subsidiary Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders, except to the extent required or permitted pursuant to Section 2.18.
(c)All payments (including prepayments) to be made by the Company or any Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 3:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the RFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on an RFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(d)Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company or any Subsidiary Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate up to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Company or the relevant Subsidiary Borrower.
(e)Unless the Administrative Agent shall have been notified in writing by the Company or the relevant Subsidiary Borrower prior to the date of any payment due to be made by the Company or such Subsidiary Borrower hereunder that the Company or such Subsidiary Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Company or such Subsidiary Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Company or the relevant Subsidiary Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Company or any Subsidiary Borrower.
(f)Notwithstanding anything to the contrary in this Section 2.13, while a Notice of Acceleration is in effect, all payments and distributions by ~~any Applicable~~the Administrative Agent on account of Obligations shall be applied (except as otherwise agreed to by the ~~Applicable~~Administrative Agent and the Required Lenders and, in the case of clause (vi), the Company) in the following order:
(i)first, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the ~~Applicable Agents~~Administrative Agent;
(ii)second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders;
(iii)third, to pay interest then due and payable in respect of all Obligations;
(iv)fourth, to pay or prepay principal payments for all Obligations;
(v)fifth, to pay all other Obligations; and
(vi)sixth, as directed by the Company.
provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations set forth in any of clauses (i) through (v) above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the ~~Applicable~~Administrative Agent’s, each Lender’s interest in the aggregate outstanding Obligations described in such clauses.
(g)Each of the Company and the Subsidiary Borrowers agrees that, upon the request to the Administrative Agent by any Lender, the Company or the applicable Subsidiary Borrower will promptly execute and deliver to such Lender a promissory note of the Company or such Subsidiary Borrower evidencing any Loans of such Lender, substantially in the forms of Exhibit C (a “Note”), with appropriate insertions as to date and principal amount.
2.14Requirements of Law. Except with respect to Taxes, which shall be governed exclusively by Section 2.15 of this Agreement:
(a)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date:
(i)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

(ii)shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems material, of making, converting into or maintaining RFR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company or the relevant Subsidiary Borrower shall pay such Lender, within 15 Business Days of receipt of notice from the relevant Lender as described below, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company and any relevant Subsidiary Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled (including a reasonably detailed calculation of such amounts).
(b)If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 Business Days after submission by such Lender to the Company and any relevant Subsidiary Borrower (with a copy to the Administrative Agent) of a written request therefor (together with a reasonably detailed description and calculation of such amounts), the Company and any relevant Subsidiary Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(c)A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Company and the relevant Subsidiary Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Company or the relevant Subsidiary Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Company or such Subsidiary Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Company or relevant Subsidiary Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.15Taxes. (a) All payments made by the Company or any Subsidiary Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (a) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on ~~any Applicable~~the Administrative Agent or any Lender as a result of a present or former connection between ~~such Applicable~~the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from ~~such Applicable~~the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) and (b) any branch profit taxes imposed by the United States or any similar tax imposed by any other Governmental Authority. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to ~~any Applicable~~the Administrative Agent or any Lender hereunder, (i) the Company or such Subsidiary Borrower (as applicable) shall make such deductions and shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable laws and (ii) the amounts so payable to ~~such Applicable~~the Administrative Agent or such Lender hereunder shall be increased to the extent necessary to yield to ~~such Applicable~~the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that neither the Company nor any Subsidiary Borrower shall be required to increase any such amounts payable to ~~any Applicable~~the Administrative Agent or any Lender with respect to any Non-Excluded Taxes except to the extent that any change in applicable law, treaty or governmental rule, regulation or governmental authorization after the time such Lender (including any new or successor Administrative Agent) becomes a party to this Agreement (“Change in Tax Law”), shall result in an increase in the rate of any deduction, withholding or payment from that in effect at the time such Lender becomes a party to this Agreement, in respect of payments to such Lender hereunder, but only to the extent of such increase. Notwithstanding anything to the contrary herein, neither the Company nor any Subsidiary Borrower shall be required to increase any amounts payable to ~~any Applicable~~the Administrative Agent or any Lender with respect to any Non-Excluded Taxes that are attributable to such Person’s failure to comply with the requirements of paragraph (d) or (e) of this Section 2.15 except as such failure relates to a Change in Tax Law rendering such Person legally unable to comply or (ii) are Taxes imposed under FATCA.
(b)In addition, the Company or any relevant Subsidiary Borrower shall pay any Other Taxes over to the relevant Governmental Authority in accordance with applicable law.
(c)Whenever any Non-Excluded Taxes or Other Taxes are payable by the Company or any Subsidiary Borrower, as promptly as possible thereafter the Company or such Subsidiary Borrower shall send to the ~~Applicable~~Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Company or such Subsidiary Borrower showing payment thereof. If the Company or any Subsidiary Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the ~~Applicable~~Administrative Agent the required receipts or other required documentary evidence, the Company and each Subsidiary Borrower shall indemnify the ~~Applicable Agents~~Administrative Agent and the Lenders for any incremental taxes, interest, additions to tax, expenses or penalties that may become payable by the ~~Applicable Agents~~Administrative Agent or any Lender as a result of any such failure; provided, however, no such indemnification obligation shall arise if the failure to pay any Non-Excluded Taxes when due arose solely from or was caused solely by, directly or indirectly, any breach of any representation or covenant in this Agreement by the applicable Lender or the ~~Applicable~~Administrative Agent. The indemnification payment under this Section 2.15(c) shall be made within 30 days after the date the ~~Applicable~~Administrative Agent or such Lender (as the case may be) makes a written demand therefor (together with a reasonably detailed calculation of such amounts).
(d)Each Lender (or Transferee) (i) that is not a “U.S. person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company and the ~~Applicable Agents~~Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of a Form W-8BEN, Form W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Company or any Subsidiary

Borrower under this Agreement and the other Loan Documents and (ii) that is a “U.S. Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Company and the ~~Applicable Agents~~Administrative Agent (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). Thereafter, each Lender shall, to the extent it is legally able to do so, deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender at any other time prescribed by applicable law or as reasonably requested by the Company. In the event of a Change in Tax Law, each Lender shall deliver all such forms that it is legally able to deliver, including any form claiming a reduced rate of U.S. federal withholding tax on payments by the Company or any Subsidiary Borrower under this Agreement and any other Loan Document. Each Non-U.S. Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (and any other form of certification adopted by the U.S. taxing authorities for such purpose).
(i)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company or any Subsidiary Borrower and the ~~Applicable~~Administrative Agent on or before the ~~Fourth~~Fifth Amendment Effective Date, at the time or times prescribed by law and at such time or times reasonably requested by the Company or any Subsidiary Borrower or the ~~Applicable~~Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or any Subsidiary Borrower or the ~~Applicable~~Administrative Agent as may be necessary for the Company or any Subsidiary Borrower and the ~~Applicable~~Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (ii), “FATCA” shall include any amendments made to FATCA after the ~~Fourth~~Fifth Amendment Effective Date.
(e)With respect to each Subsidiary Borrower, a Lender or Transferee shall deliver to the Company (with a copy to the Administrative Agent), prior to the first date any payment is due to be paid from or by such Subsidiary Borrower to it hereunder, any form or certificate required in order that any payment by such Subsidiary Borrower under this Agreement or the other Loan Documents to such Lender may be made free and clear of, and without deduction or withholding for or on account of, any Non-Excluded Taxes imposed on such payment under the laws of the jurisdiction under which such Subsidiary Borrower is incorporated or organized.
(f)If ~~any Applicable~~the Administrative Agent, any Transferee or any Lender determines, in its sole good faith discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Company or any Subsidiary Borrower or with respect to which the Company or any Subsidiary Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Company or such Subsidiary Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Company or such Subsidiary Borrower under this Section 2.15 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of ~~such Applicable~~the Administrative Agent, such Transferee or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Company or such Subsidiary Borrower, upon the request of ~~such Applicable~~the Administrative Agent, such Transferee or such Lender, agrees to repay the amount paid over to the Company or such Subsidiary Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to ~~such Applicable~~the Administrative Agent, such Transferee or such Lender in the event ~~such Applicable~~the Administrative Agent, such Transferee or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to (i) interfere with the right of ~~any Applicable~~the Administrative Agent, any Transferee or any Lender to arrange its tax affairs in whatever manner it sees fit, (ii) obligate ~~any Applicable~~the Administrative Agent, any Transferee or any Lender to claim any tax refund, (iii) require ~~any Applicable~~the Administrative Agent, any Transferee or any Lender to make available its tax returns (or any other information relating to its taxes or any computation in respect thereof which it deems in its sole discretion to be confidential) to the Company, any Subsidiary Borrower or any other Person, or (iv) require ~~any Applicable~~the Administrative Agent, any Transferee or any Lender to do anything that would in its sole discretion prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(g)Each Assignee shall be bound by this Section 2.15.
(h)The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.16[Reserved].
2.17Change of Applicable Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14 or 2.15(a) with respect to such Lender, it will, if requested by the Company, use commercially reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans affected by such event with the object of avoiding or minimizing the consequences of such event; provided, that such designation is made on terms that, in the commercially reasonable judgment of such Lender, do not cause such Lender and its lending office(s) to suffer any material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Company or any Subsidiary Borrower or the rights of any Lender pursuant to Section 2.14 or 2.15(a).
2.18Replacement/Termination of Lenders. (a) The Company shall be permitted to replace with a replacement financial institution or terminate the Commitments and repay any outstanding Loans of any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.14 or 2.15(a) or (ii) fails to give its consent for any amendment or waiver requiring the consent of 100% of the Lenders or all affected Lenders (and such Lender is an affected Lender) and for which Lenders holding at least 66 2/3% of the Loans and/or Commitments required for such vote have consented; provided that (A) no Event of Default shall have occurred and be continuing at the time of such replacement, (B) the replacement financial institution or the Company, as applicable, shall purchase or repay, at par plus accrued interest and accrued fees thereon, all Loans owing to such replaced or terminated Lender on or prior to the date of replacement or termination, (C) [reserved], (D) any replacement financial institution, if not a Lender, shall be reasonably satisfactory to the ~~relevant Applicable~~Administrative Agent, (E) any replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (F) until such time as such replacement shall be consummated, the Company shall pay all additional amounts (if any) required pursuant to Section 2.14 or 2.15(a), as the case may be and (G) any such replacement, termination and/or repayment shall not be deemed to be a waiver of any rights that the Company, the ~~relevant Applicable~~Administrative Agent or any other Lender shall have against the replaced Lender.

(a)(i) The unfunded amount of the Commitments of any Lender that becomes a Defaulting Lender shall be automatically terminated (and the facility fees payable thereon pursuant to Section 2.4(a) shall cease to accrue) on the date that is 30 days after such Lender becomes a Defaulting Lender, unless the Company has waived the termination of all of such Commitments, or any part of such Commitments to the extent such Defaulting Lender has sold participations therein pursuant to Section 10.6(c), in each case prior to such date (such date of termination, the “Termination Date”), and (ii) any funded amount of the Commitments of any Lender that becomes a Defaulting Lender shall be terminated and repaid on the Termination Date or from time to time as the Company determines to repay the outstanding Loans of such Defaulting Lender, which it shall be permitted to do on a non-pro rata basis, notwithstanding Section 2.13; provided that to the extent that any termination under clause (i) or (ii) of this Section 2.18(b) would cause the Extensions of Credit of any Lender under the Facility to exceed the Commitments of such Lender under the Facility, the Company shall repay Loans of such Lender under the Facility, so as to eliminate such excess. In the case of either clause (i) or (ii), the Company may, at its option, replace, in whole or in part, any such Lender with one or more replacement financial institutions (which agree to act as such) with aggregate Commitments not to exceed the Commitment that was terminated; provided that (A) if such Lender is being replaced or terminated pursuant to clause (ii) of this Section 2.18(b), the replacement financial institution or the Company, as applicable, shall purchase or repay, at par plus accrued interest and accrued fees thereon, those Loans owing to such replaced or terminated Lender that the Company elects to purchase or repay (or cause to be purchased or repaid, as applicable) on the date of such replacement or termination, (B) any replacement financial institution, if not a Lender, shall be reasonably satisfactory to the ~~relevant Applicable~~Administrative Agent, (C) any replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (D) until such time as such replacement shall be consummated, the Company shall pay all additional amounts (if any) required pursuant to Section 2.14 or 2.15(a), as the case may be, and (E) any such replacement, termination and/or repayment shall not be deemed to be a waiver of any rights that the Company, the ~~relevant Applicable~~Administrative Agent or any other Lender shall have against the replaced Lender.
2.19~~Sustainability Adjustments~~[Reserved].
~~(a) (i) Each of the Sustainability Margin Adjustment and the Sustainability Facility Fee Adjustment shall be effective on the Sustainability Adjustment Date and (ii) each change in the Applicable Margin and the Facility Fee Rate resulting from a Sustainability Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Adjustment Date and ending on the date immediately preceding the next such Sustainability Adjustment Date.~~

~~(b) For the avoidance of doubt, the Sustainability Pricing Certificate may be delivered only once (as to any given Key Performance Indicator) in respect of any calendar year. It is further understood and agreed that the Applicable Margin will never be reduced by more than [Redacted] or increased by more than [Redacted] and the Facility Fee Rate will never be reduced or increased by more than [Redacted], in each case pursuant to the Sustainability Margin Adjustment or the Sustainability Facility Fee Adjustment, as applicable, during any calendar year (the “Maximum Adjustment”). For the avoidance of doubt, any adjustment to the Applicable Margin due to a Sustainability Margin Adjustment or any adjustment to the Facility Fee Rate due to a Sustainability Facility Fee Adjustment in any calendar year shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.~~
~~(c) If the Company fails to provide the Lead Sustainability Structuring Agent and the Administrative Agent with the Sustainability Pricing Certificate or one or more of the KPI Metrics for any calendar year within the timeframe indicated in Section 6.2, the Applicable Margin shall be increased by [Redacted]~~

~~and the Facility Fee Rate shall be increased by [Redacted] for each applicable Key Performance Indicator for which a KPI Metric has not been submitted, commencing on the Sustainability Adjustment Date and continuing until five Business Days following the date on which the Company submits another Sustainability Pricing Certificate for such Key Performance Indicator (or if no such Sustainability Pricing Certificate is provided, for the subsequent calendar year); provided, that it is understood and agreed that the Applicable Margin and the Facility Fee Rate, as applicable, will never be increased by more than the Maximum Adjustment.~~
~~(d) Each party hereto hereby agrees that neither the Administrative Agent nor the Sustainability Structuring Agents shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any Sustainability Applicable Rate Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any KPI Metrics Report or any Sustainability Pricing Certificate (and the Lead Sustainability Structuring Agent and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).~~
~~(e) In the event of a Regulatory Change in relation to any Key Performance Indicator, the Company and the Lead Sustainability Structuring Agent shall negotiate in good faith, by no later than 60 days following the effective date of such Regulatory Change any necessary amendment, modification or other supplement to Schedule 6.2 (Sustainability Performance Thresholds) (and /or any component definitions thereof) solely to reasonably accommodate the effect of such Regulatory Change on the Sustainability Performance Thresholds. Such amendment, modification or other supplement, shall require the consent and approval of the Company, the Lead Sustainability Structuring Agent and the Administrative Agent and will take effect so long as Lenders constituting Required Lenders do not object to such changes within five Business Days after receiving written notice of such proposed amendment, modification or other supplement. If the Company, the Lead Sustainability Structuring Agent and the Administrative Agent do not agree to any such amendment, modification or supplement following the 60 day period, then, upon the written agreement among the Company, the Lead Sustainability Structuring Agent and the Administrative Agent, which will take effect so long as Lenders constituting Required Lenders do not object to such agreement within five Business Days after the Lenders’ receipt of written notice of such proposed agreement, the Sustainability Applicable Rate Adjustment shall cease to apply for the relevant Key Performance Indicator and, notwithstanding anything to the contrary herein, for all purposes hereunder, the Sustainability Applicable Rate Adjustment for such Key Performance Indicator shall be deemed to be zero. In the case such Key Performance Indicator no longer applies, (i) the Company will then cease to refer to the applicable Key Performance Indicator in the Sustainability Pricing Certificate, (ii) the Maximum Adjustment shall be automatically updated to exclude any adjustments for such Key Performance Indicator and (iii) the Bonus Sustainability Margin Adjustment shall be automatically adjusted to exclude any performance requirement with respect to such Key Performance Indicator; provided that if no Key Performance Indicator applies, notwithstanding anything to the contrary herein and for all purposes hereunder the Bonus Sustainability Margin Adjustment shall be deemed to be zero.~~
2.20Term Loan Conversion; Repayment of Converted Term Loans.
(a)In the event that there are any Loans outstanding on the Revolving Termination Date, at the option of the Company and the relevant Subsidiary Borrower, all or a portion of such Loans may be converted to term loans (each, a “Converted Term Loan”) on such date (the “Term Loan Conversion Date”) and the Commitments shall automatically terminate. Upon the conversion of such Loans to Converted Term Loans, (i) the Company or such Subsidiary Borrower’s obligations in respect of such Loans shall remain in effect except as otherwise expressly provided for herein and (ii) each Lender shall be deemed to hold each of the Converted Term Loans ratably in accordance with such Lender’s respective Aggregate Exposure Percentage (determined immediately prior to giving effect to the Revolving Termination Date); provided that (i) immediately before and after giving effect to such conversion, each of the representations and warranties made by the Company in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate to an earlier date (including those set forth in Sections 4.2, 4.6, 4.7, 4.8 and 4.12), in which case, such representations and warranties shall have been true and correct in all material respects as of such earlier date), (ii) immediately before and after giving effect to such conversion no Default or Event of Default shall have occurred and be continuing and (iii) the Company or the relevant Subsidiary Borrower shall have paid a fee to the Administrative Agent, for the account of each Lender holding Converted Term Loans, in an amount equal to [Redacted] (or, if at the time of such conversion, the Company’s Index Debt is rated Category V (BBB-/Baa3/BBB-) or higher, as defined in, and determined in a manner consistent with, the Pricing Grid, [Redacted]) of the aggregate principal amount of such Converted Term Loans held by such Lender.
(b)Each Converted Term Loan shall continue to bear interest at the same rate as, and contain such other terms that are identical to, the Loan from which such Converted Term Loan was converted and each reference herein to “Loans” shall be deemed to be a reference to “Converted Term Loans” as appropriate; provided, however that amounts paid or prepaid in respect of Converted Term Loans may not be reborrowed. To the extent not previously paid, all Converted Term Loans shall be due and payable on the Converted Term Loan Maturity Date
2.21Incremental Revolving Commitments. (a) The Company may from time to time notify the Administrative Agent that certain of the Lenders designated by the Company and/or that additional lenders shall be added to this Agreement as Incremental Lenders with Commitments for the purpose of increasing the existing Commitments (a “Revolving Commitment Increase”) by executing and delivering to the Administrative Agent an Incremental Revolving Loan Activation Notice signed by such Lenders or such additional lenders and specifying (i) the respective Incremental Revolving Commitments of such Incremental Lenders and (ii) the applicable Revolving Commitment Increase Date, and otherwise duly completed; provided that, after giving effect to such Revolving Commitment Increase (including the incurrence of any Incremental Revolving Loans on the applicable Revolving Commitment Increase Date and use of proceeds thereof), (x) no Default or Event of Default shall be continuing and (y) the aggregate amount of Commitments shall not exceed $3,000,000,000.
(b)Each Incremental Lender that is a signatory to an Incremental Revolving Loan Activation Notice severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (each, an “Incremental Revolving Loan”) to the Company and/or the applicable Subsidiary Borrowers from time to time on or after the Revolving Commitment Increase Date specified in such Incremental Revolving Loan Activation Notice in an aggregate principal amount outstanding at any time up to but not exceeding the amount of the Incremental Revolving Commitment of such Incremental Lender specified in such Incremental Revolving Loan Activation Notice, subject to the terms of this Agreement and the applicable Incremental Revolving Loan Activation Notice. Nothing in this Section 2.21 shall be construed to obligate any Lender to execute an Incremental Revolving Loan Activation Notice.
(c)On any Revolving Commitment Increase Date, in the event any Loans are then outstanding, (i) each relevant Incremental Revolving Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine are necessary in order to cause, after giving effect to such increased Commitments and the application of such amounts to prepay Loans of other relevant Lenders, the Loans to be held ratably by Lenders in accordance with their respective Commitments after giving effect to such increase and (ii) the Company and the relevant Subsidiary Borrower shall be deemed to have prepaid and reborrowed all outstanding Loans.

(d)Notwithstanding the terms of Section 10.1(a), the Company and the Administrative Agent shall be entitled to enter into any amendments to this Agreement that the Administrative Agent believes are necessary to appropriately include, or provide for the integration of, any Revolving Commitment Increase under this Agreement.
SECTION 3.    [RESERVED].
SECTION 4.    REPRESENTATIONS AND WARRANTIES
To induce the Lenders to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to each Lender that:
4.1Financial Condition. The consolidated financial statements of the Company included in its Annual Report on Form 10-K, for the twelve-month period ended December 31, 2021 (the “2021 10-K”), as amended on or before the Effective Date and filed with the SEC, present fairly, in all material respects, in accordance with GAAP, the financial condition and results of operations of the Company and its Subsidiaries as of, and for, the twelve-month period ended on December 31, 2021; provided that the foregoing representation shall not be deemed to have been materially incorrect if, in the event of a subsequent restatement of such financial statements, the changes reflected in such restatement(s) are not materially adverse to the rights and interests of the Lenders under the Loan Documents (taking into account the creditworthiness of the Company and its Subsidiaries, taken as a whole, at such time).
4.2No Change. Between the date of filing with the SEC of the 2021 10-K and the Effective Date, there has been no development or event which has had a Material Adverse Effect.
4.3Existence. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the power and authority to conduct the business in which it is engaged and (c) is duly qualified and in good standing in each jurisdiction where it is required to be so qualified and in good standing, except to the extent all failures with respect to the foregoing clauses (a), (b) and (c) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.4Power; Authorization; Enforceable Obligations. Each Loan Party has the requisite power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance thereof and has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes a legal, valid and binding obligation of such Person enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
4.5No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party, except to the extent all such violations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.6Litigation. Except as set forth, or contemplated, in the 2021 10-K, no litigation, investigation, proceeding or arbitration is pending, or to the best of the Company’s knowledge, is threatened against the Company or any Significant Guarantor as of the Effective Date that could reasonably be expected to have a Material Adverse Effect.

4.7No Default. As of the Effective Date, neither the Company nor any Significant Guarantor is in default under any of its material Contractual Obligations, except where such default could not reasonably be expected to have a Material Adverse Effect.
4.8Intellectual Property. As of the Effective Date, the Company and each Initial Subsidiary Guarantor own, or are licensed to use, all Intellectual Property necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to own or be licensed could not reasonably be expected to have a Material Adverse Effect.
4.9Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of Regulation T, U or X of the Board.
4.10ERISA. Each Plan, the Company and its Subsidiaries are in compliance with all material provisions of ERISA and all material applicable provisions of the Code, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.11Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
4.12Initial Subsidiary Guarantors. As of the ~~Fourth~~Fifth Amendment Effective Date, the information set forth on Schedule 1.1D is true and correct in all material respects.
4.13Sanctions. The Company has implemented and maintains in effect corporate policies reasonably designed to promote compliance by the Company, its Subsidiaries and their respective employees with applicable laws administered by and regulations promulgated or issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). Neither the Company nor any of its Subsidiaries is included on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by OFAC or has a physical place of business, or is organized or resident, in Cuba, Iran, North Korea, Syria or the sanctioned regions of Ukraine, including Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic. The Company and the Subsidiary Borrowers will not knowingly use the proceeds of the Loans, directly or indirectly, to fund any activities or business (i) of or with any individual or entity that is included on the SDN List or (ii) in, or with the government of, any country that is the subject of comprehensive territorial sanctions administered by OFAC (a “Sanctioned Country”), except in the case of (i) or (ii), to the extent licensed or otherwise authorized under U.S. law. Notwithstanding the foregoing, if any country, region, or territory, including Cuba, Iran, North Korea, Syria or the sanctioned regions of Ukraine, including Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, shall no longer be the subject of comprehensive territorial sanctions administered by OFAC, then it shall not be considered a Sanctioned Country for purposes hereof and the provisions of this Section 4.13 shall no longer apply with respect to that country, region, or territory.
4.14Environmental Laws. The Company is in compliance in all material respects with all applicable Environmental Laws, except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.    CONDITIONS PRECEDENT
5.1Conditions to Effectiveness. This Agreement shall be effective upon the following conditions having been satisfied or waived in accordance with Section 10.1:
(a)Credit Agreement. The Administrative Agent shall have received this Agreement executed and delivered by the Administrative Agent, the Company and each Person listed on Schedule 1.1A.
(b)Fees. All fees required to be paid on the Effective Date shall have been paid.
(c)Legal Opinions. The Administrative Agent shall have received the executed legal opinion of (i) Davis Polk & Wardwell LLP, New York counsel to the Company, substantially in the form of Exhibit E-1 and (ii) in-house counsel to the Company, substantially in the form of Exhibit E-2.
(d)Effective Date Certificate; Certified Certificate of Incorporation; Good Standing Certificate. The Administrative Agent shall have received (i) a certificate of the Company, dated the Effective Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, including the restated certificate of incorporation of the Company, certified by the relevant authority of the jurisdiction of organization of the Company, (ii) a good standing certificate for the Company from its jurisdiction of organization and (iii) a certificate of the Company, dated the Effective Date, to the effect that the conditions set forth in Section 5.2(b), (c) and (d) have been satisfied.
(e)Beneficial Ownership Regulation. So long as reasonably requested in writing at least ten (10) Business Days prior to the Effective Date, the Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Company.
(f)Term Loan Repayment. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that all outstanding amounts under the Term Loan Credit Agreement have been, or will be, substantially concurrently with the Effective Date, repaid in full, and such Term Loan Credit Agreement has been, or will be, substantially concurrently with the Effective Date, terminated.
The Administrative Agent shall promptly notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.
5.2Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction (or waiver in accordance with Section 10.1) of the following conditions precedent as of the date of such Loan:
(a)Effective Date. The Effective Date shall have occurred.
(b)Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate to an earlier date (including those set forth in Sections 4.2, 4.6, 4.7, 4.8 and 4.12), in which case, such representations and warranties shall have been true and correct in all material respects as of such earlier date).
(c)No Event of Default. No Event of Default shall have occurred and be continuing on such date, before and after giving effect to the extensions of credit requested to be made on such date and the use of proceeds thereof.
(d)No Pro Forma Default. No Default shall be continuing after giving effect to the extensions of credit requested to be made on such date and the use of proceeds thereof; provided that, if any Default has occurred and is continuing on such date prior to the application of such proceeds, the Company shall have identified such Default in the request for such extension of credit and shall have represented to the Administrative Agent in such request that the proceeds of such extension of credit shall be used to cure such Default prior to such Default becoming an Event of Default.
(e)Subsidiary Borrower Designation. With respect to any Loan to be made to any Subsidiary Borrower, such Subsidiary Borrower shall have been designated as a Subsidiary Borrower pursuant to Section 10.1(c)(i) and such Subsidiary Borrower shall not have been removed as a Subsidiary Borrower pursuant to Section 10.1(c)(ii) (unless such Subsidiary shall have been redesignated as a Subsidiary Borrower pursuant to Section 10.1(c)(i) and such redesignation shall be in effect as of the date of such Loan.
(f)No Subsidiary Borrower Bankruptcy Events. With respect to any Loan to be made for the account of any Subsidiary Borrower, (i) such Subsidiary Borrower shall not have (A) commenced any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) made a general assignment for the benefit of its creditors; or (ii) there shall not be commenced against such Subsidiary Borrower any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days.
Each borrowing hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6.    AFFIRMATIVE COVENANTS
The Company hereby agrees that, so long as the Commitments remain in effect or any Loan, interest or fee payable hereunder is owing to any Lender:
6.1Company Financial Statements. The Company shall deliver to the Administrative Agent, audited annual financial statements and unaudited quarterly financial statements of the Company within 15 days after the Company is required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (or, if the Company is not required to file annual financial statements or unaudited quarterly financial statements with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, then within 15 days after the Company would be required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if it had a security listed and registered on a national securities exchange); provided, that the foregoing time period shall automatically be extended to the earlier of (a) the date that is five days prior to the date of the occurrence of any “event of default” (or any comparable term) under any of the Existing Notes as a result of the failure by the Company to provide annual or quarterly financial statements to the extent required under the related Existing Notes Indenture and (b) in the case of audited annual financial statements, within 240 days after the end of the Company’s fiscal year, and in the case of unaudited quarterly financial statements, within 220 days after the end of each of the first three quarterly periods of each fiscal year; provided, further, that such financial statements shall be deemed to be delivered upon the filing with the SEC of the Company’s Form 10-K or Form 10-Q for the relevant fiscal period.
6.2~~Sustainability Reporting~~[Reserved]~~. The Company shall deliver to the Lead Sustainability Structuring Agent and the Administrative Agent as soon as available and in any event, with respect to the calendar year ending December 31, 2022 or any applicable calendar year thereafter, by October 31 of the calendar year immediately following such applicable calendar year, a Sustainability Pricing Certificate (as to any given Key Performance Indicator) for the most recently-ended calendar year; provided, however, that for any calendar year the Company may elect not to deliver a Sustainability Pricing Certificate (as to any given Key Performance Indicator), and such election shall not constitute a Default or Event of Default under this Agreement (but such failure to so deliver a Sustainability Pricing Certificate (as to any given Key Performance Indicator) by October 31 (or December 31, as the case may be) of such subsequent year shall result in the Sustainability Applicable Rate Adjustment being applied as set forth in Section 2.19(c); provided, however, that subsequent delivery of the Sustainability Pricing Certificate (as to any given Key Performance Indicator) (after October 31 (or December 31, as the case may be) of such subsequent year) shall cure the failure of delivery (and allow for the Company to apply the revised pricing thereafter as contemplated herein)).~~
.
6.3Compliance Certificates. The Company shall deliver to the Administrative Agent concurrently with the delivery of any financial statements pursuant to Section 6.1, a Compliance Certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer’s knowledge, no Default or Event of Default has occurred and is continuing as of the date of such certificate, except as specified in such certificate, and (ii) unless the Total Available Revolving Commitments (as defined in the Existing Credit Agreement) (including any unused commitment under this Agreement, the Supplemental RCF Credit Agreement, any Incremental Revolving Facility (as defined in the Existing Credit Agreement), or any Permitted Additional Senior Facility) is equal to or greater than $4,000,000,000, containing a calculation of Available Liquidity as of the last day of the fiscal period covered by such financial statements.
6.4Maintenance of Business; Existence. The Company will continue to engage primarily in the automotive business and preserve, renew and keep in full force and effect its corporate existence and take all reasonable actions to maintain all rights necessary for the normal conduct of its business, except to the extent that failure to do so would not have a Material Adverse Effect.
6.5Maintenance of Property; Insurance. The Company will, and will cause each Significant Guarantor to, maintain, as appropriate, with insurance companies that the Company believes (in the good faith judgment of the management of the Company) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in amounts (after giving effect to any self-insurance which the Company believes (in the good faith judgment of management of the Company) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Company believes (in the good faith judgment of the management of the Company) are reasonable in light of the size and nature of its business.
6.6Notices. Promptly upon a Responsible Officer of the Company becoming aware thereof, the Company will give notice to the Administrative Agent of the occurrence of any Default or Event of Default. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the relevant Subsidiary proposes to take with respect thereto.
6.7New Guarantee. (a) Within 30 days after any Guarantee Reinstatement Date, the Company shall deliver, or cause to be delivered, to the Administrative Agent the New Guarantee, executed and delivered by (i) each Principal Domestic Subsidiary and (ii) each Initial Subsidiary Guarantor that is then a Domestic Subsidiary and not a Foreign Subsidiary Holding Company, together with customary secretary’s certificates, resolutions and legal opinions.
(b)During any New Guarantee Requirement Period, within 60 days after the end of each fiscal year, the Company shall, unless a Guarantee Release Date shall have occurred prior to such 60th day, cause (i) any Principal Domestic Subsidiary formed or acquired during such fiscal year or (ii) any Domestic Subsidiary (other than an Excluded Subsidiary) that has received, directly or indirectly, a single investment or a series of related investments having a value (determined by reference to Net Book Value, in the case of an investment of assets) of $500,000,000 or more in the aggregate by the Company or a Principal Domestic Subsidiary that results in such Domestic Subsidiary becoming a Principal Domestic Subsidiary (other than any Domestic Subsidiary that in turn makes, directly or indirectly, such investment in another Domestic Subsidiary that does become party to the New Guarantee)), in each case, to become a party to the New Guarantee to the extent such Subsidiary is not already a party thereto.
(c)The Company shall use its commercially reasonable efforts, during any New Guarantee Requirement Period, to cause any domestic joint venture that is an Excluded Subsidiary pursuant to clause (e) of the definition of “Excluded Subsidiary” but that would otherwise be a Principal Domestic Subsidiary and in which the Company directly or indirectly owns at least 80% of the voting or economic interest, to become a New Guarantor (it being understood that such efforts shall not require any economic or other significant concession with respect to the terms of such joint venture arrangements).
SECTION 7.    NEGATIVE COVENANTS
The Company hereby agrees that, so long as the Commitments remain in effect or any Loan, interest or fee payable hereunder is owing to any Lender:
7.1Available Liquidity. The Company shall not permit Available Liquidity to be less than $4,000,000,000 at any time.
7.2Liens. The Company will not, and will not permit (i) any Initial Subsidiary Guarantor that is then a Domestic Subsidiary and not a Foreign Subsidiary Holding Company or (ii) any Principal Domestic Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its assets except Permitted Liens.
7.3Asset Sale Restrictions.

(a)Ford Motor Credit. The Company shall not permit any Disposition or issuance of the Capital Stock of FMCC that results in the Company owning, directly or indirectly, less than 49% of the outstanding Capital Stock of FMCC.
(b)Principal Trade Names. The Company shall not Dispose of any Principal Trade Name.
(c)All or Substantially All Assets. The Company shall not, nor shall it permit its Significant Guarantors to, Dispose of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, other than pursuant to a transaction permitted under Section 7.4(a).
Notwithstanding anything in this Section 7.3 to the contrary, any Disposition described in this Section 7.3 shall be permitted if such Disposition is to the Company or any Subsidiary Guarantor. In addition it is understood that the Company and its Subsidiaries may otherwise Dispose of their assets except to the extent expressly restricted pursuant to this Section 7.3 and Sections 7.4 and 7.6.
7.4Fundamental Changes. (a) The Company will not merge or consolidate with any other Person unless no Default or Event of Default is continuing after giving effect to such transaction and (i) it shall be the continuing entity or (ii) (A) the Person formed by or surviving such merger or consolidation shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia that expressly assumes all the obligations of the Company under the Loan Documents pursuant to a supplement or amendment to this Agreement and each other Loan Document reasonably satisfactory to the Administrative Agent, (B) during any New Guarantee Period, each New Guarantor reaffirms its obligations under the Loan Documents and (C) the Administrative Agent shall have received an opinion of counsel reasonably satisfactory to the Administrative Agent and consistent with the opinions delivered on the Effective Date with respect to the Company.
(b)No Significant Guarantor shall merge or consolidate with any other Person unless (i) the Company or another Subsidiary Guarantor shall be the continuing entity or (ii) in connection with an asset sale permitted by Section 7.3.
7.5Negative Pledge. The Company will not itself, and will not permit any Manufacturing Subsidiary to, incur, issue, assume, guarantee or suffer to exist any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being herein called “Debt”), secured by pledge of, or mortgage or lien on, any Principal Domestic Manufacturing Property of the Company or any Manufacturing Subsidiary, or any shares of stock of or Debt of any Manufacturing Subsidiary (such mortgages, pledges and liens being hereinafter called “Pledge” or “Pledges”), without effectively providing that the Obligations (together with, if the Company shall so determine, any other Debt of the Company or of such Manufacturing Subsidiary then existing or thereafter created ranking equally with the Obligations) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt so secured plus all Attributable Debt of the Company and its Manufacturing Subsidiaries in respect of Sale and Leaseback Transactions would not exceed 5% of the Consolidated Net Tangible Company Excluding FMCC Assets; provided, however, that this Section 7.5 shall not apply to Debt secured by:
(a)Pledges of property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;
(b)Pledges in favor of the Company or any Manufacturing Subsidiary;

(c)Pledges in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;
(d)Pledges of property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within 60 days after, the acquisition of such property or shares or Debt for the purpose of financing all or any part of the purchase price thereof; and
(e)any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Pledge referred to in the foregoing clauses (a) to (d), inclusive; provided, however, that such extension, renewal or replacement Pledge shall be limited to all or a part of the same property, shares of stock or Debt that secured the Pledge extended, renewed or replaced (plus improvements on such property).
7.6Sales and Leasebacks. The Company will not itself, and it will not permit any Manufacturing Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Manufacturing Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Manufacturing Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Manufacturing Property which has been or is to be sold or transferred by the Company or such Manufacturing Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Manufacturing Property (herein referred to as a “Sale and Leaseback Transaction”) unless either:
(a)the Company or such Manufacturing Subsidiary could create Debt secured by a mortgage pursuant to Section 7.5 on the Principal Domestic Manufacturing Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Obligations; or
(b)the Company, within 120 days after the sale or transfer shall have been made by the Company or by a Manufacturing Subsidiary, applies an amount equal to the greater of:
(i)the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement; or
(ii)the fair market value of the Principal Domestic Manufacturing Property so leased at the time of entering into such arrangement (as determined by any two of the following: the Chairman of the Board of the Company, its President, any Executive Vice President of the Company, any Group Vice President of the Company, any Vice President of the Company, its Treasurer or its Controller);
to the retirement of Funded Debt of the Company; provided, however, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by the principal amount of Funded Debt voluntarily retired by the Company within 120 days after such sale.
SECTION 8.    EVENTS OF DEFAULT
If any of the following events shall occur and be continuing:

(a)the Company (or the relevant Subsidiary Borrower) shall fail to pay (i) any principal of any Loan when due, (ii) any interest or facility fee hereunder for a period of five Business Days after the same becomes due and payable or (iii) any other amount due and payable under any Loan Document for 30 days after receipt of notice of such failure by the Company from the Administrative Agent (other than, in the case of amounts in this clause (iii), any such amount being disputed by the Company in good faith); or
(b)any representation or warranty made or deemed made by the Company in any Loan Document or any certified statement furnished by the Company, shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or
(c)the Company or, during any New Guarantee Period, any Significant New Guarantor shall default in the observance or performance of (i) its agreements in Section 6.1, (ii) its agreements in Section 7.1 for a period of 20 consecutive days or (iii) any other agreement contained in this Agreement or any other Loan Document and, with respect to clause (iii) only, such default shall continue unremedied for a period of 30 days after notice thereof to the Company from the Administrative Agent; or
(d)the Company or, during any New Guarantee Period, any Significant New Guarantor shall (i) default in making any payment of any principal of any Indebtedness or any Guarantee Obligation in respect of Indebtedness beyond the period of grace, if any; or (ii) default in making any payment of any interest on any such Indebtedness or Guarantee Obligation, in each case beyond the period of grace, if any; provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (d) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) or (ii) of this paragraph (d) shall have occurred and be continuing with respect to Indebtedness or any such Guarantee Obligation the aggregate outstanding principal amount of which exceeds $1,000,000,000; or
(e)any Permitted Additional Senior Facilities or any other Indebtedness ~~issued or guaranteed by~~or Guarantee Obligation of the Company or, during any New Guarantee Period, any Significant New Guarantor with an aggregate outstanding principal amount of $1,000,000,000 or more shall have been accelerated by the holders thereof as a result of a default thereunder; or
(f)(i) the Company, FMCC, Ford Canada or, during any New Guarantee Period, any Significant New Guarantor shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company, FMCC, Ford Canada or, during any New Guarantee Period, any Significant New Guarantor any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or
(g)(i) any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period has been sought and rejected under Section 412 of the Code; (ii) any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA; (iii) the PBGC shall have terminated a Plan or appointed a trustee to administer any Plan; (iv) any Plan shall have an accumulated funding deficiency which has not been waived; or (v) the Company or any Commonly Controlled Entity has incurred a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code; and (b) any of the foregoing has had a Material Adverse Effect; or
(h)one or more judgments or decrees shall be entered in the United States against the Company or, during any New Guarantee Period, any Significant New Guarantor that is not vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days, and involves a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of either (a) $100,000,000 or more, in the case of any single judgment or decree or (b) $200,000,000 or more in the aggregate; or
(i)[Reserved.]
(j)during any New Guarantee Period, the guarantee of any Significant New Guarantor under the New Guarantee, shall cease to be in full force and effect; or
(k)the occurrence of a Change of Control;
then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing to the Lenders under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing to the Lenders under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company and each Subsidiary Borrower.
SECTION 9.THE AGENTS
9.1Appointment. Each Lender hereby irrevocably designates and appoints the ~~Applicable Agents~~Administrative Agent as the ~~agents~~agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the ~~Applicable Agents~~Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the ~~Applicable Agents~~Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the ~~Applicable Agents~~Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement ~~(including any obligation of the Sustainability Structuring Agents to monitor for and identify Regulatory Changes under Section 2.19(e))~~ or any other Loan Document or otherwise exist against ~~any Applicable~~the Administrative Agent.

9.2Delegation of Duties. The ~~Applicable Agents~~Administrative Agent may execute any of ~~their~~its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The ~~Applicable Agents~~Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by ~~any of them~~it with reasonable care.
9.3Exculpatory Provisions. Neither ~~any Applicable~~the Administrative Agent nor any of ~~their~~its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by ~~any Applicable~~the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The ~~Applicable Agents~~Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
9.4Reliance by ~~Applicable Agents~~Administrative Agent. The ~~Applicable Agents~~Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, e-mail, statement, order or other document or conversation believed by any of them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by ~~any Applicable Agent. Any Applicable~~the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with ~~such Applicable Agent. Any Applicable~~the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. ~~Each Applicable~~The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
9.5Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
9.6Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that none of the ~~Applicable Agents~~Administrative Agent nor any of ~~their~~its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by ~~any Applicable~~the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by ~~any Applicable~~the Administrative Agent to any Lender. Each Lender represents to the ~~Applicable Agents~~Administrative Agent that it has, independently and without reliance upon ~~any Applicable~~the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their and its affiliates and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon ~~any Applicable~~the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by ~~an Applicable~~the Administrative Agent hereunder, the ~~Applicable Agents~~Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of ~~any Applicable~~the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
9.7Indemnification. The Lenders agree to indemnify ~~each Applicable~~the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company or any Subsidiary Borrower and without limiting the obligation of the Company or any Subsidiary Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against ~~such Applicable~~the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by ~~such Applicable~~the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from ~~such Applicable~~the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8Agent in Its Individual Capacity. ~~Each Applicable~~The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though ~~such~~the Administrative Agent were not ~~an Applicable~~the Administrative Agent. With respect to its Loans made or renewed by it, ~~each Applicable~~the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not ~~an Applicable~~the Administrative Agent, and the terms “Lender” and “Lenders” shall include ~~each Applicable~~the Administrative Agent in its individual capacity.
9.9Successor Agent. ~~Any Applicable~~The Administrative Agent may resign as ~~such Applicable~~Administrative Agent upon 30 days’ notice to the Lenders and the Company. If ~~an Applicable~~the Administrative Agent shall resign as ~~such Applicable~~the Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Company shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of ~~such Applicable~~the Administrative Agent, and the term “Administrative Agent”, ~~“Lead Sustainability Structuring Agent” or “Co-Sustainability Structuring Agent”, as the case may be,~~ shall mean such successor agent effective upon such appointment and approval, and the former ~~Applicable~~Administrative Agent’s rights, powers and duties as ~~Applicable~~Administrative Agent shall be terminated, without any other or further act or deed on the part of such former ~~Applicable~~Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as ~~Applicable~~Administrative Agent by the date that is 30 days following a retiring ~~Applicable~~Administrative Agent’s notice of resignation, the retiring ~~Applicable~~Administrative Agent may, on behalf of the Lenders and with the consent of the Company (such consent not to be unreasonably withheld and, which consent, shall not be required if an Event of Default under Section 8(a) or Section 8(f) with respect to the Company shall have occurred and be continuing), appoint a successor ~~Applicable~~Administrative Agent, which, in the case of the Administrative Agent, shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as ~~Applicable~~Administrative Agent hereunder by a successor ~~Applicable~~Administrative Agent, such successor ~~Applicable~~Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring ~~Applicable~~Administrative Agent, and the retiring ~~Applicable~~Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring ~~Applicable~~Administrative Agent’s resignation as ~~an Applicable~~the Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was ~~an Applicable~~the Administrative Agent under this Agreement and the other Loan Documents.
9.10Bookrunners, Lead Arrangers, Documentation Agents and Syndication Agents. None of the Syndication Agents or any of the bookrunners, lead arrangers, documentation agents or the agent identified on the cover page to this Agreement shall have any duties or responsibilities under this Agreement and the other Loan Documents in their respective capacities as such.
9.11Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, ~~each Applicable~~the Administrative Agent, each lead arranger and their respective affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (b) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each lead arranger and their respective affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that none of ~~any Applicable~~the Administrative Agent, any lead arranger or any of their respective affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by ~~any Applicable~~the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)~~Each Applicable~~The Administrative Agent and each lead arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans, or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
9.12Payments.
(a)Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender, to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.12 shall be conclusive, absent manifest error.
(b)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)The Company and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such erroneous Payment was made (the “Erroneous Payment Impacted Loan”) in an amount equal to the Erroneous Payment Return

Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Company) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Company or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments, which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment; provided, that for the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company or any other Loan Party; provided, that for the avoidance of doubt, clause (x) and (y) above shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Company or any other Loan Party for the purpose of making such Payment.
(d)Each party’s obligations under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
SECTION 10.    MISCELLANEOUS
10.1Amendments and Waivers. (a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1 or as otherwise expressly provided herein. The Required Lenders and the Company (on its own behalf and as agent on behalf of any other Loan Party party to the relevant Loan Document) may, or, with the written consent of the Required Lenders, the Administrative Agent and the Company (on its own behalf and as agent on behalf of any other Loan Party party to the relevant Loan Document) may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
(A)forgive or reduce any principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest, fee or prepayment premium payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates), or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly and adversely affected thereby;

(B)eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender;
(C)reduce any percentage specified in the definition of Required Lenders or consent to the assignment or transfer by or release of the Company of any of its rights and obligations under this Agreement and the other Loan Documents (except as otherwise provided in the Loan Documents), in each case without the written consent of all Lenders; or
(D)amend, modify or waive any provision of Section 9 in a manner adverse to ~~any Applicable~~the Administrative Agent without the written consent of ~~such Applicable~~the Administrative Agent~~; or~~.
(E)~~(E) amend, modify or waive any provision of Section 2.19 (Sustainability Adjustments), Section 6.2 (Sustainability Reporting), the component definitions thereof or this Section 10.1(E) without the consent of (i) the Required Lenders, (ii) the Lead Sustainability Structuring Agent and (iii) the Administrative Agent; provided, however, that, other than as expressly contemplated by this Agreement, any modifications relating to sustainability related pricing must be agreed to by each Lender directly and adversely affected thereby.~~
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, ~~each Applicable~~the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and ~~each Applicable~~the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
(b)Notwithstanding the foregoing paragraph (a), without the consent of the Required Lenders, but subject to any consent required by paragraphs (A) through (~~E~~D) above, the Administrative Agent and the Company may amend, modify or supplement any provision of this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency so long as such amendment, modification or supplement does not adversely affect the rights or obligations of any Lender
(c)In addition, notwithstanding the foregoing, this Agreement may be amended after the Effective Date without consent of the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:
(i)to designate any Domestic Subsidiary of the Company as a Subsidiary Borrower under the Facility upon (A) ten Business Days prior notice to the Administrative Agent (such notice to contain the name, primary business address and taxpayer identification number of such Subsidiary), (B) the execution and delivery by the Company, such Subsidiary and the Administrative Agent of a Joinder Agreement, substantially in the form of Exhibit I (each, a “Joinder Agreement”), providing for such Subsidiary to become a Subsidiary Borrower, (C) the agreement and acknowledgement by the Company and, during any New Guarantee Period, each New Guarantor, that the Guarantee or the New Guarantee, as applicable, covers the Obligations of such Subsidiary, (D) the delivery to the Administrative Agent of corporate or other applicable resolutions, other corporate or other applicable documents, certificates and legal opinions in respect of such Subsidiary reasonably equivalent to comparable documents delivered on the Effective Date and (E) the delivery to the Administrative Agent of any documentation or other information reasonably requested by the Administrative Agent and necessary to satisfy obligations of the Lenders described in Section 10.18 or any applicable “know your customer” or other anti-money laundering Requirement of Law; and
(ii)to remove any Subsidiary as a Subsidiary Borrower upon (A) execution and delivery by the Company to the Administrative Agent of a written notification to such effect, (B) repayment in full of all Loans made to such Subsidiary Borrower and (C) repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement and the other Loan Documents (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement).
10.2Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of electronic transmission, when received, addressed as follows in the case of the Company and ~~any Applicable~~the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Company or any Subsidiary Borrower:	Ford Motor Company One American Road Dearborn, MI 48126 Attention: Treasurer Telephone: 313-390-2618 Email: notice@ford.com
with a copy to:	Ford Motor Company One American Road Dearborn, MI 48126 Attention: Secretary Telephone: 313-390-8060
Administrative Agent for all notices:	JPMorgan Chase Bank, N.A., at the address separately provided to the Company and the Lenders with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: ~~Andrew J. Yoon and~~ Justin D. Lee
Telecopy: (212) 310-8007
Telephone: (212) ~~310-8689 and (212)~~ 310-8397
Email: ~~andrew.yoon@weil.com and~~ justin.d.lee@weil.com

~~Lead Sustainability Structuring Agent~~
~~Lead Sustainability Structuring Agent:~~
~~Credit Agricole Corporate and Investment Bank~~
~~1301 Avenue of the Americas~~
~~New York, NY, 10019~~
~~Attn: Fanny Charrier~~
~~Telephone: (212) 261-3931~~
~~Email: SB.US.LOANS@ca-cib.com~~

~~with a copy to:~~	~~Weil, Gotshal & Manges LLP~~
~~767 Fifth Avenue~~
~~New York, NY 10153~~
~~Attention: Andrew J. Yoon and Justin D. Lee~~
~~Telecopy: (212) 310-8007~~
~~Telephone: (212) 310-8689 and (212) 310-8397~~
~~Email: andrew.yoon@weil.com and justin.d.lee@weil.com~~

provided that any notice, request or demand to or upon the ~~Applicable~~Administrative Agent or the Lenders shall not be effective until received.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. ~~Any Applicable~~The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY BOOKRUNNER, ANY DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT~~, THE SUSTAINABILITY STRUCTURING AGENTS~~  OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE COMPANY, ANY LENDER, ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE COMPANY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM EXCEPT WHERE SUCH LIABILITIES RESULT FROM SUCH APPLICABLE PARTY’S BAD FAITH, WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR MATERIAL BREACH AND, SOLELY WITH RESPECT TO CLAIMS BY THE LENDERS, AS DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION.
10.3No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of ~~any Applicable~~the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.4Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
10.5Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the ~~Applicable Agents~~Administrative Agent for all of ~~their~~its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, the syndication of the Facility, the consummation and administration of the transactions contemplated hereby and thereby and any amendment or waiver with respect thereto, including, without limitation, (i) the reasonable fees and disbursements of Weil, Gotshal & Manges LLP and one local counsel in each relevant jurisdiction (which, for the avoidance of doubt, may include each jurisdiction where a Subsidiary Borrower is organized) to be shared by the ~~Applicable Agents~~Administrative Agent, (ii) filing and recording fees and expenses and (iii) the charges of Intralinks, (b) to pay or reimburse the ~~Applicable Agents~~Administrative Agent for all of ~~their~~its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including the reasonable fees and disbursements of one primary counsel to the ~~Applicable Agents~~Administrative Agent, which counsel shall act on behalf of all Lenders (and if necessary or advisable one local counsel in each relevant jurisdiction (which, for the avoidance of doubt, may include each jurisdiction where a Subsidiary Borrower is organized) to be shared by the ~~Applicable Agents~~Administrative Agent) and, in the event of any conflict of interest, if necessary or advisable one additional primary counsel (and if necessary or advisable one local counsel in each relevant jurisdiction) to represent all Lenders (other than the ~~Applicable Agents~~Administrative Agent), (c) to pay, indemnify or reimburse each Lender and the ~~Applicable Agents~~Administrative Agent for, and hold each Lender and the ~~Applicable Agents~~Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, the ~~Applicable Agents~~Administrative Agent, their respective affiliates, and their respective officers, directors, partners, employees, advisors, agents, controlling persons and trustees (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than with respect to taxes not specifically provided for herein, which shall be governed exclusively by Section 2.15 or with respect to the costs, losses or expenses which are of the type covered by Section 2.14) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of its Subsidiaries and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Company shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of, or material breach of the Loan Documents by, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, advisors, agents, controlling persons or trustees. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee unless the same shall have resulted from the gross negligence or willful misconduct of, or material breach of the Loan Documents by, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, advisors, agents, controlling persons or trustees. All amounts due under this Section 10.5 shall be payable not later than 30 Business Days after the party to whom such amount is owed has provided a statement or invoice therefor, setting forth in reasonable detail, the amount due and the relevant provision of this Section 10.5 under which such amount is payable by the Company. For purposes of the preceding sentence, it is understood and agreed that the Company may ask for reasonable supporting documentation to support any request to reimburse or pay out of pocket expenses, legal fees and disbursements and that the grace period to pay any such amounts shall not commence until such supporting documentation has been received by the Company. Statements payable by the Company pursuant to this Section 10.5 shall be submitted to the Company at the address of the Company set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Company in a written notice to ~~each Applicable~~the Administrative Agent.

The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.
10.6Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than pursuant to Section 7.4, neither the Company nor any Subsidiary Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company or such Subsidiary Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.
(b)(i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (in each case, not to be unreasonably withheld or delayed) of:
(A)the Company; and
(B)the Administrative Agent;
provided, that none of the foregoing consents in relation to the Facility shall be required (x) for an assignment to a Lender or (y) in the case of the Company only, if an Event of Default under Section 8(a) or (f) has occurred and is continuing.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that (1) no such consent of the Company shall be required if an Event of Default under Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(C)the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.
For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice.
(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)(i)    Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) no later than January 31 of each year, such Lender shall provide the Company with a written description of each participation of Loans and/or Commitments by such Lender during the prior year (it being understood that any failure to provide notice shall not render the participation invalid). Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1(a) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, and subject to paragraph (c)(ii) of this Section, each

Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Notwithstanding anything to the contrary in this Section 10.6, each Lender shall have the right to sell one or more participations in all or any part of its Loans, Commitments or other Obligations to one or more lenders or other Persons that provide financing to such Lender in the form of sales and repurchases of participations without having to satisfy the foregoing requirements.
(ii)A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to receive any funds directly from the Company in respect of Sections 2.14, 2.15 or 10.7 unless such Participant shall have provided to Administrative Agent, acting for this purpose as an agent of the Company, such information as is required to be recorded in the Register pursuant to paragraph (b)(iv) above as if such Participant were a Lender. Any Participant shall not be entitled to the benefits of Section 2.15 unless such Participant complies with Section 2.15(d) and (e) as though it were a Lender.
(iii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent required pursuant to Section 10.6(c) or to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Any Lender may, without the consent of the Company or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(e)The Company, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
(f)Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Company or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of the Company, each Subsidiary Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
10.7Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash in Dollars from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company or any Subsidiary Borrower, any such notice being expressly waived by the Company and each Subsidiary Borrower to the extent permitted by applicable law, upon all amounts owing hereunder becoming due and payable (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company or such Subsidiary Borrower, as the case may be. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.8Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.
10.9Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.10Integration. This Agreement and the other Loan Documents represent the entire agreement of the Company, the ~~Applicable Agents~~Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the ~~Applicable Agents~~Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
10.11GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.12Submission to Jurisdiction; Waivers. Each of the ~~Applicable Agents~~Administrative Agent, the Lenders, the Company and the Subsidiary Borrowers hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)in the case of each Subsidiary Borrower, hereby irrevocably designates the Company (and the Company hereby irrevocably accepts such designation) as its agent to receive service of process in any such action or proceeding; and
(d)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
10.13Judgment. The obligations of the Company or any Subsidiary Borrower in respect of this Agreement and the other Loan Documents due to any party hereto shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which the sum originally due to such party is denominated (the “Original Currency”), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the Judgment Currency such party may in accordance with normal banking procedures purchase the Original Currency with the Judgment Currency; if the amount of the Original Currency so purchased is less than the sum originally due under such judgment to such party in the Original Currency, the Company or such Subsidiary Borrower, as the case may be, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any party to this Agreement, such party agrees to remit to the Company such excess. The provisions of this Section 10.13 shall survive the termination of this Agreement and payment of the obligations of the Company and the Subsidiary Borrowers under this Agreement and the other Loan Documents.

10.14Acknowledgements. Each of the Company and the Subsidiary Borrowers hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)neither the ~~Applicable Agents~~Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company or any Subsidiary arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between ~~Applicable Agents~~the Administrative Agent and the Lenders, on one hand, and the Company or any Subsidiary, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company or any Subsidiary and the Lenders.
10.15Releases of Guarantees. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take, and the Administrative Agent hereby agrees to take promptly, any action requested by the Company having the effect of releasing, or evidencing the release of, any Guarantee Obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1.
(b)Immediately upon the occurrence of any Guarantee Release Date, the New Guarantee and all obligations (other than as expressly provided therein) of each New Guarantor thereunder shall terminate, all without delivery of any instrument or performance of any act by any party. In connection with any such termination, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take, and the Administrative Agent hereby agrees to take promptly, any action reasonably requested by the Company having the effect of releasing, or evidencing the release of, the obligations of any New Guarantor under the New Guarantee.
10.16Confidentiality. ~~Each of the Applicable Agents~~The Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the ~~Applicable Agents~~Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the ~~Applicable Agents~~Administrative Agent or any Lender from disclosing any such information (a) to the ~~Applicable Agents~~Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), to any actual or prospective Transferee or any pledgee referred to in Section 10.6(d) or any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Company and its obligations, (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors or those of any of its affiliates for performing the purposes of a Loan Document, (d) upon the request or demand of any Governmental Authority or regulatory agency (including self-regulated agencies), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, after notice to the Company if reasonably feasible, (f) if requested or required to do so in connection with any litigation or similar proceeding, after notice to the Company if reasonably feasible, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners

or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.
10.17WAIVERS OF JURY TRIAL. THE COMPANY, EACH SUBSIDIARY BORROWER, THE ~~APPLICABLE AGENTS~~ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
10.18USA Patriot Act. Each Lender hereby notifies the Company and each Subsidiary Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Company and each Subsidiary Borrower, which information includes the name and address of the Company and each Subsidiary Borrower and other information that will allow such Lender to identify the Company and each Subsidiary Borrower in accordance with the USA Patriot Act.
10.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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